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                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934




Filed by the Registrant     |X|

Filed by a Party other than the Registrant     |_|



Check the appropriate box:

|X|  Preliminary Proxy Statement

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-12

|_|  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))






                           Q COMM INTERNATIONAL, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)





Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.


-------------------------------------------------------------------------------

                           Q COMM INTERNATIONAL, INC.


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON MONDAY, MAY 19, 2003



   The Special Meeting of Shareholders of Q Comm International, Inc. ("Q Comm") will be held at the La Quinta Inn, 521 West University Parkway, Orem, Utah, on Monday, May 19, 2003 at 9:00 a.m., Mountain Daylight Saving Time, for the purpose of considering and acting upon the following:

   1. Approval of grant of discretionary authority to Q Comm's board of directors to amend Q Comm's articles of incorporation to effect a reverse stock split of Q Comm's common stock at a ratio within the range from one-for-six to one-for-fifteen at any time prior to December 31, 2003 in connection with an underwritten public offering by Q Comm.

   2. Approval of the adoption of the Q Comm 2003 Stock Option Plan.

   3. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on April 15, 2003 as the record date for determining the shareholders having the right to notice of and to vote at the meeting and at any adjournment or postponements thereof.

                                         By order of the Board of Directors


                                         Paul C. Hickey
                                         Chairman of the Board

Dated: Orem, Utah
       April   , 2003

-------------------------------------------------------------------------------
IMPORTANT: Every shareholder, whether or not he or she expects to attend the special meeting in person, is urged to execute the Proxy and return it promptly in the enclosed business reply envelope.

           Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

           We would appreciate your giving this matter your prompt attention.

                           Q COMM INTERNATIONAL, INC.

                                ---------------

                                PROXY STATEMENT

                                ---------------

                      FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 2003


   Proxies in the form enclosed with this Statement are solicited by Q Comm International, Inc. ("Q Comm") to be used at the Special Meeting of Shareholders, and at any adjournments thereof, to be held at the La Quinta Inn, 521 West University Parkway, Orem, Utah, on Monday, May 19, 2003 at 9:00 a.m., Mountain Daylight Saving Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement (the "Special Meeting"). Q Comm's principal executive offices are located at 1145 South 1680 West, Orem, Utah, 84058. The approximate date on which this Statement and the accompanying proxy will be
mailed to shareholders is April   , 2003.


                          THE VOTING AND VOTE REQUIRED

   On the record date for the meeting, April 15, 2003, there were outstanding 21,978,750 shares of Q Comm common stock, par value $.001 per share (the "Common Stock"), each of which will be entitled to one vote.

   Approval of the proposed grant of discretionary authority to Q Comm's Board of Directors (the "Board") to amend Q Comm's articles of incorporation to effect a reverse stock split of the Common Stock will require the affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote on this proposal. Approval of the adoption of the Q Comm 2003 Stock Option Plan (the "2003 Plan") will require the affirmative vote of a majority of the votes cast at the meeting.

   All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR each of the stated matters being voted on at the meeting. A proxy may be revoked by the shareholder giving the proxy at any time before it is voted, either by oral or written notice, and a prior proxy is automatically revoked by a shareholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting, however, in and of itself does not revoke a prior proxy. Shares represented by proxies which are marked "ABSTAIN" ("abstentions") on any proposal will not be counted in determining whether the requisite vote has been received for such proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals. Accordingly, a high number of abstentions and broker non-votes may negatively effect our ability to obtain approval of a proposal when approval requires an affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote.

        APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO Q COMM'S BOARD OF
            DIRECTORS TO AMEND Q COMM'S ARTICLES OF INCORPORATION TO
        EFFECT A REVERSE STOCK SPLIT OF Q COMM'S COMMON STOCK AT A RATIO
       WITHIN THE RANGE FROM ONE-FOR-SIX TO ONE-FOR-FIFTEEN AT ANY TIME
                PRIOR TO DECEMBER 31, 2003 IN CONNECTION WITH AN
                     UNDERWRITTEN PUBLIC OFFERING BY Q COMM.

General

   On April 3, 2003, the Board unanimously adopted a resolution, subject to shareholder approval, to amend Q Comm's Articles of Incorporation to effect a reverse split of its Common Stock. The ratio of the reverse stock split that the Board approved and deemed advisable and for which it is seeking shareholder approval is in the range from one-for-six to one-for-fifteen, with the exact ratio to be established within this range by the Board in its sole discretion, but subject to the consideration described below, at the time it elects to effect a split. The reverse stock split would be implemented only in connection with an underwritten public offering by us (the "Offering"), described below. The exact ratio of the split will be determined by us and the underwriter approximately two weeks before the effective date of the Offering and will take into account not only the minimum initial listing requirements of the American Stock Exchange ("AMEX") or the Nasdaq SmallCap Market ("Nasdaq SmallCap"), as the case may be, but other factors, including the impact of price on the underwriter's ability to market our Common Stock and the possibility of price erosion in the interval between the date the split is implemented and the effective date of the Offering. Shareholder approval of this proposal would also give the Board authority to decline to implement a reverse stock split prior to December 31, 2003 or at all.

   If our shareholders approve the reverse stock split proposal and the Board decides to implement the reverse stock split, we will file an Articles of Amendment (as described below) with the Secretary of State of the State of Utah which will effect a reverse split of the shares of Common Stock then issued and outstanding at the specific ratio determined by the Board. The reverse stock split, if implemented, would not change the number of authorized shares or the par value of Common Stock. Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of Common Stock outstanding immediately prior to the reverse stock split as such shareholder did immediately prior to the split.

Reasons For This Proposal

   The purpose of the reverse stock split is to meet the listing requirements of either AMEX or Nasdaq SmallCap, which is being sought in connection with the Offering of our Common Stock and warrants. On April 1, 2003, we filed with the Securities Exchange Commission a registration statement on Form SB-2 (the "Registration Statement"). The Registration Statement contemplates the Offering of 500,000 units (575,000 units if the underwriter exercises the over-allotment option in full), each unit consisting of two shares of Common Stock and one warrant to purchase one share of Common Stock at an exercise price equal to 75% of the unit offering price (each a "Unit" and collectively, the "Units"). The warrants included in the units (the "Unit Warrants") are exercisable at any time after they become separately tradable until their expiration date, five years after the date of the closing of the Offering. Some or all of the Unit Warrants may be redeemed by us at a price of $0.25 per Unit Warrant, by giving not less than 30 days notice to the holders of the Unit Warrants, which we may do at any time after the closing price for our Common Stock on the principal exchange on which it trades has equaled or exceeded 100% of the Unit offering price. The Common Stock included in the Units and the Unit Warrants will trade only as a Unit for 30 days following the closing date of the Offering, unless the underwriter determines that separate trading should occur earlier. After that date, the Common Stock included in the Units and the Unit Warrants will trade separately. The gross proceeds from the sale of the Units are expected to be approximately $10 million. However, the size of the Offering, the number of Units to be sold, the price per Unit, the securities included in the Units and the exercise price of the Unit Warrants are all subject to change.

   As set forth in the prospectus that is included in the Registration Statement (the "Prospectus"), we are applying to AMEX to list the Units, the Common Stock and the Unit Warrants on that exchange. If we do not qualify for listing on AMEX, we will apply to Nasdaq SmallCap. The underwriter for the Offering has advised us that it is unlikely that the Offering can be consummated unless we qualify for listing on either AMEX or Nasdaq SmallCap prior to the Offering. In order to qualify for listing either on AMEX or Nasdaq SmallCap, we believe that we must effect a reverse stock split.

   Our Common Stock is currently quoted on the Over-The-Counter Bulletin Board ("OTCBB"). On April 3, 2003 the closing price of our Common Stock was $0.54 per share. Among other requirements, the initial listing standards established by AMEX requires a company's common stock to have a minimum market price of at least $3.00 per share and (ii) Nasdaq SmallCap requires a company's common stock to have a minimum market price of at least $5.00 per share. Accordingly, as of the date of this Proxy Statement, we do not meet either AMEX's or Nasdaq SmallCap's minimum market price standard for initial listing. However, a reverse stock split should result in a higher per share trading price for the Common Stock and enable us to meet the minimum market price requirement for initial listing of the Common Stock on AMEX or Nasdaq SmallCap. Because the reverse stock split combines the outstanding shares of Common Stock into a fewer number of shares, a share of Common Stock outstanding after giving effect to the reverse stock split is likely to trade at a higher price per share than a share of Common Stock outstanding before giving effect to the reverse stock split. In order to protect against price erosion after the reverse stock split, it is likely that the Board will elect to effect the reverse stock split so as to arrive at a stock price in excess of the minimum per-share price required for listing on AMEX or Nasdaq SmallCap, as the case may be.

   We believe that listing the Common Stock on AMEX or Nasdaq SmallCap is in both our and our shareholders' best interests. First, the underwriter for the Offering has advised us that it is unlikely that the Offering can be consummated unless the Units, the Common Stock and the Unit Warrants are listed on AMEX or Nasdaq SmallCap prior to the Offering. We need the proceeds from the Offering to support our growth over the next 2 to 3 years, as described in the section below entitled "Use of Proceeds". Second, we believe that prospective investors will view an investment in us more favorably if our stock qualifies for listing on AMEX or Nasdaq SmallCap. This will enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. Third, we believe the spread between the "bid" and "asked" price quoted by market makers and the current per share price level of the Common Stock has reduced the effective marketability of the Common Stock because of the reluctance of many leading brokerage firms to maintain active analyst coverage of low-priced stocks, to recommend low-priced stocks to their clients or to even deal in low price stocks. In addition, since brokerage commissions on low-priced stock may represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual shareholders paying transaction costs (commission, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. Also, some investors may view low-priced stock as speculative and unattractive, although some other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Such a limited shareholder base may have the undesirable effect of artificially limiting demand for the Common Stock, thus depressing the stock price.

   For all of the above reasons, the Board believes that the reverse stock split is in both of our and our shareholders' best interests. There can be no assurance, however, that the reverse stock split will have the desired consequences. Specifically, there can be no assurance that, after the reverse stock split, the market price of the Common Stock will not decrease to a level that causes us to not meet the minimum market price requirement of AMEX or Nasdaq SmallCap or that our market capitalization after the proposed reverse stock split will not be less than our market capitalization before the proposed reverse stock split.

   The Board believes that shareholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the shareholders approve the reverse stock split proposal, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split is in both the best interests of Q Comm and Q Comm's shareholders at that time. In connection with any determination to effect a reverse stock split, the Board will set the timing for such a split and select the specific ratio within the range. These determinations will be made by the Board to create the greatest marketability of our Common Stock based on prevailing market conditions at that time. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the Board does not implement a reverse stock split prior to December 31, 2003, the authority granted in this proposal to implement a reverse stock split on these terms will expire. The Board reserves its right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the split is no longer in the best interests of Q Comm and its shareholders.

Use of Proceeds

   Assuming $10 million of gross proceeds, after deducting $1.3 million, reflecting the estimated underwriting discount and non-accountable expense allowance, and $500,000, reflecting the estimated offering expenses payable by us, we estimate that the net proceeds to us from the Offering will be approximately $8.2 million, or $9.5 million if the underwriter exercises the over-allotment option in full.

   As set forth in the Registration Statement, we will use the net proceeds of the Offering to repay indebtedness, including indebtedness held by an affiliate, to contract-manufacture equipment used in our business and for other capital expenditures, for the repayment of debt, to pay sales and marketing and personnel expenses, to increase our inventory and for miscellaneous working capital.

   We will retain broad discretion in the allocation of the net proceeds within the categories set forth above. The amounts actually expended within these categories may vary significantly and will depend on a number of factors, including our rate of revenue growth, cash generated by operations, evolving business needs and the other factors.

Principal Effects of the Reverse Stock Split

   Corporate Matters. If approved and effected, the reverse stock split would have the following effects:

   o depending on the exact reverse stock split ratio selected by the Board, between six and fifteen shares of Common Stock outstanding before the reverse stock split ("Old Shares") owned by a shareholder would be exchanged for one share of Common Stock after the reverse stock split ("New Shares");

   o the number of shares of Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board;

   o based on the reverse stock split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

   o the number of shares reserved for issuance under our existing stock option plan will be reduced proportionately based on the reverse stock split ratio selected by the Board.

   If approved and effected, the reverse stock split will be effected simultaneously for all Common Stock and the ratio will be the same for all Common Stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, shareholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split shareholders to the extent there are shareholders presently holding fewer than up to fifteen shares, depending on the ratio for the reverse stock split selected by the Board of Directors. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

   Capitalization. As of April 15, 2003 we had 21,978,750 shares issued and outstanding. Assuming (i) a one-for-six reverse stock split, then 3,663,125 shares will be issued and outstanding; and (ii) a one-for-fifteen reverse stock split, then 1,465,250 shares will be issued and outstanding.

   Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the Board for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the market price per New Share at the time of sale. On behalf of the holders who would otherwise be entitled to receive a fractional share our transfer agent will aggregate all fractional shares and sell them, at the then prevailing prices on the open market, as soon as practicable after the effective time of the reverse stock split.

   The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

   Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

   If approved and effected, the reverse stock split will result in some shareholders owning "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

   Authorized Shares. The reverse stock split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock available for issuance would increase due to the reduction in the number of shares of Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board. As of April 15, 2003, we had 50,000,000 shares of Common Stock authorized and 21,978,750 shares of Common Stock issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

   Accounting Matters. The reverse stock split will not affect the par value of Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to Common Stock will be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

   Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of Q Comm with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and shareholders. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of us.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

   If the shareholders approve the proposal to authorize the Board to implement the reverse stock split and the Board decides to implement the reverse stock split on or prior to December 31, 2003, we will file an Articles of Amendment ("Amended Articles") with the Secretary of State of the State of Utah to amend its existing Articles of Incorporation. The reverse stock split will become effective at the time specified in the Amended Articles, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amended Articles to effect the reverse stock split, if implemented by the Board, would be in substantially the form attached hereto as Appendix I; provided, however, that the text of the form of Amended Articles attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Utah and as the Board deems necessary and advisable to effect the reverse stock split, including the insertion of the effective time and the applicable reverse stock split ratio determined by the Board.

   As soon as practicable after the effective time, shareholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal we send to our shareholders. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters' Rights

   Under the Utah Revised Business Corporation Act, our shareholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

   The following is a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the reverse stock split.

   Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor. In general, shareholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The shareholder's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the reverse stock split.

   Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

      The Board of Directors Unanimously Recommends a Vote FOR the Approval of Grant of Discretionary Authority to Q Comm's Board of Directors to
    Amend Q Comm's Articles of Incorporation to Effect a Reverse Stock Split of Q Comm's Common Stock at a Ratio within the Range from One-for-Six to One-for-Fifteen at Any Time Prior to December 31, 2003 in connection with an underwritten public offering by Q Comm.

          APPROVAL OF THE ADOPTION OF THE Q COMM 2003 STOCK OPTION PLAN

   Our Board adopted the 2003 Plan, subject to shareholder approval, which provides for the grant to our employees, directors and consultants of incentive and non-qualified stock options to purchase 1,500,000 pre- split shares of Common Stock. If shareholders approve the reverse split proposal, discussed above, the shares of Common Stock reserved for future grants under the 2003 Plan will be proportionately adjusted at the same reverse split ratio implemented by the Board.

   The following table sets forth the number of shares reserved for future grants under the 2003 Plan assuming the Board effects a reverse split within the approved ratio range:

                                                                                                       Post-Reverse Split
                                                                                              -------------------------------------
                                                                                              Assuming a Split     Assuming a Split
                                                                         Pre-Reverse Split    Ratio of 1 for 6    Ratio of 1 for 15
                                                                         -----------------    -----------------   -----------------
Shares of Common Stock Reserved for Grants Under the 2003 Plan.......        1,500,000             250,000              100,000

   The purpose of the 2003 Plan is to provide incentives to employees, directors and consultants whose performance will contribute to our long-term success and growth, to strengthen our ability to attract and retain employees, directors and consultants of high competence, to increase the identity of interests of such people with those of our shareholders and to help build loyalty to Q Comm through recognition and the opportunity for stock ownership. A committee of the Board will administer the 2003 Plan.

   The following description of the 2003 Plan is a summary and is qualified in its entirety by reference to the 2003 Plan, a copy of which is annexed hereto as Appendix II.

Eligibility

   Under the 2003 Plan, incentive stock options may be granted only to employees and non-qualified stock options may be granted to employees, directors and consultants. To date, no options have been granted under the 2003 Plan.

Terms of Options

   The 2003 Plan permits the granting of both incentive stock options and non-qualified stock options. Generally, the option price of both incentive stock options and non-qualified stock options must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of our outstanding shares of Common Stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may not be longer than five years. Options become exercisable at such time or times as the Board committee may determine at the time it grants options.

Federal Income Tax Consequences

   Non-qualified Stock Options. The grant of non-qualified stock options will have no immediate tax consequences to us or the grantee. The exercise of a non-qualified stock option will require an employee to include in his gross income the amount by which the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the option price. Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a non-qualified stock option, an employee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

   We will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes at the same time and in the same amount as the employee is in receipt of income in connection with the exercise of a non-qualified stock option.

   Incentive Stock Options. The grant of an incentive stock option will have no immediate tax consequences to us or our employee. If the employee exercises an incentive stock option and does not dispose of the acquired shares within two years after the grant of the incentive stock option nor within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee's alternative minimum taxable income, however, the option will be taxed as if it were a non-qualified stock option.

Equity Compensation Plan Information

   To attract and retain the personnel necessary for our success, in 2000 we adopted a stock option plan and reserved 2,000,000 shares of Common Stock for future grants under that plan. If shareholders approve our first proposal, 333,333 shares of Common Stock will be reserved for future grants under the plan (assuming a one-for-six reverse stock split, or 133,333 shares, assuming a one-for-fifteen reverse stock split). Only employees are eligible for grants under this plan. Administration of our 2000 stock option plan is by a committee established by the Board. The plan provides that the maximum term for options granted under the plan is 10 years and that the exercise price for the options may not be less than the fair market value of the Common Stock on the date of grant. Options granted to shareholders owning more than 10% of our outstanding common shares must be exercised within five years from the date of grant and the exercise price must be at least 110% of the fair market value of the Common Stock on the date of the grant. As of December 31, 2002, we issued options covering 1,296,570 (216,095 shares, assuming a one-for-six reverse stock split and 86,438 shares, assuming a one-for-fifteen reverse stock split) shares of Common Stock under the 2000 stock option plan. These options have a weighted exercise price of $1.00 ($6.00, assuming a one-for-six reverse stock split and $15.00, assuming a one-for-fifteen reverse stock split).

   In 2002, we entered into stock bonus agreements with two executives and two key employees. Under these agreements, we agreed to issue 500,000 (83,333 shares assuming a one-for-six reverse stock split and 33,334 shares, assuming a one-for-fifteen reverse stock split) shares of Common Stock to Steve Flaherty and 50,000 (8,333 shares, assuming a one-for-six reverse stock split and 3,333 shares, assuming a one-for-fifteen reverse stock split) shares of Common Stock to each of Michael Openshaw, Chris Leonard and Bruce Siskonen. Each employee received 50% of his shares on or after January 31, 2003 and will receive the balance of the shares on June 30, 2004, if he is still employed by us on that date.

   The following table sets forth, as of December 31, 2002, information concerning our 2000 stock option plan, as well as information relating to other equity compensation plans that we have adopted.

                                                                                  Equity Compensation Plan Table (1)
                                                                   ----------------------------------------------------------------
                                                                   Number of securities    Weighted-average    Number of securities
                                                                     to be issued upon     exercise price of    remaining available
                                                                        exercise of           outstanding       for future issuance
                                                                   outstanding options,    options, warrants       under equity
                                                                    warrants and rights       and rights        compensation plans
                                                                   --------------------    -----------------   --------------------
Equity Compensation Plans Approved By Security Holders (2).....          1,296,570               $1.00                 703,430
Equity Compensation Plans Not Requiring Approval By Security
  Holders (3)..................................................          2,361,585(4)            $1.08                 325,000(5)
                                                                         ---------               -----               ---------
   Total.......................................................          3,658,155               $1.05               1,028,435
                                                                         =========               =====               =========

---------------
(1) The number of securities set forth in this table will be proportionately adjusted at the same reverse stock split ratio implemented by the Board.
(2) The 2000 Stock Option Plan.
(3) Includes options granted to employees and consultants outside our stock option plan and stock bonus grants.
(4) Includes options covering 587,835 shares of Common Stock granted to consultants and options covering 1,773,750 shares of Common Stock granted to employees outside our stock option plan. The options granted to consultants vest immediately and are for terms that range from three to five years from the date of grant. The options granted to our employees expire at the end of five years from date of grant.

    All of the employees' options have vested with the exception of 400,000 which vesting is tied to future profitability of Q Comm.
(5) Stock bonus granted to four employees payable on June 30, 2004.

   We believe that the 2003 Plan should be approved so that shares of Common Stock are available for grant to employees, directors and consultants upon whose performance and contribution we depend on for our long-term success and growth.

      The Board of Directors Unanimously Recommends a Vote FOR the Approval of the Adoption of the Q Comm 2003 Stock Option Plan

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 28, 2003 by:

   o each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

   o each of our directors;

   o each executive officer named in the summary compensation table set forth below; and

   o all of our directors and executive officers as a group.

   Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all of the Common Stock owned by them. The individual shareholders have furnished all information concerning their respective beneficial ownership to us. The number of shares set forth in this table will be proportionately adjusted at the same reverse stock split ratio implemented by the Board.

                                       Shares of Common
                                      Stock Beneficially   Percent of Beneficial
Name of Beneficial Owner (1)              Owned (2)              Ownership
----------------------------          ------------------   ---------------------
Paul Hickey (3) ..................        4,503,599                 19.5%
Stephen Flaherty (4) .............          676,260                  3.0
Michael Openshaw (5) .............          211,000                  *
Brent Bingham ....................            8,000                  *
Brae Burbidge (6).................               20                  *
Vicky Johnson ....................                0                  --
Lamond Woods (6) .................               20                  *
Salzwedel Financial
  Communications, Inc.............        1,400,000                  6.4
All directors and executive
  officers as a group
  (7 persons) (7).................        5,398,899                 22.8%

---------------
*   Less than 1%
(1) All addresses are c/o Q Comm International, Inc., 1145 South 1680 West, Orem, Utah 84058-4930.
(2) According to the rules and regulations of the SEC, shares that a person has a right to acquire within 60 days of the date of this proxy statement are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes 133,000 shares held by family members and an option to purchase 1,143,750 common shares exercisable within 60 days of the date of this proxy statement.
(4) Includes 426,250 shares underlying options exercisable within 60 days of the date of this proxy statement.
(5) Includes 170,000 shares underlying options exercisable within 60 days of the date of this proxy statement.
(6) Includes 10 shares held by a family member.
(7) Includes 1,740,000 common shares underlying options exercisable within 60 days of the date of this proxy statement.

Executive Compensation

   Summary compensation. The following table sets forth information regarding compensation awarded to, earned by, or paid to our chief executive officer and our other most highly compensated executive officers whose compensation exceeded $100,000 in 2002 for all services rendered to us in all capacities during the last three completed fiscal years. The number of securities underlying options, set forth in this table, will be proportionately adjusted at the same reverse stock split ratio implemented by the Board.

                           Summary Compensation Table

                                                                                                                   Long Term
                                                                                                                 Compensation
                                                                                                                 ------------
                                                                                       Annual Compensation        Securities
                                                                                  ----------------------------    Underlying
Name and Principal Position                                                       Year     Salary      Bonus        Options
---------------------------                                                       ----    --------    --------   ------------
Paul Hickey, chairman of the board and chief executive officer ................   2002    $120,000          --            --
                                                                                  2001    $120,000          --       500,000(1)
                                                                                  2000    $120,000(2)       --       800,000
Stephen Flaherty, president ...................................................   2002    $120,000    $100,000(3)         --
                                                                                  2001    $120,000          --     1,020,000(4)
                                                                                  2000    $120,000(5)       --            --
Michael Openshaw, chief financial officer, chief operating officer,
  secretary and treasurer (6)..................................................   2002    $110,000    $ 10,000(3)    100,000(7)
                                                                                  2001    $ 73,333          --       220,000(8)

---------------
(1) As of December 31, 2002, 343,750 options were vested and the balance was forfeited.
(2) Includes $46,154 of deferred compensation.
(3) Represents stock bonus declared December 31, 2002, valued at $0.40 per share.
(4) As of December 31, 2002, 426,250 options were vested and 193,750 options were forfeited.
(5) Includes $6,769 of deferred compensation.
(6) Mr. Openshaw joined us in April 2001.
(7) As of December 31, 2002, 18,750 options were vested and 31,245 options were forfeited.
(8) As of December 31, 2002, 151,250 options were vested and the balance was forfeited.

Options held by Named Executives

   The following tables provide information with respect to stock options granted during the fiscal year ended December 31, 2002 to each of the executives named in the summary compensation table above and the number and aggregate value of unexercised options held by those executives as of December 31, 2002. The per share exercise price of all options was equal to, or above, the estimated fair market value of a share of common stock on the date of grant. No options granted to any named executives have been exercised. The number of securities underlying options, set forth in the following two tables, will be proportionately adjusted at the same reverse stock split ratio implemented by the Board.

              Option Grants in Fiscal Year Ended December 31, 2002
                               (Individual Grants)


                                                                             Number of    Percent of Total
                                                                            Securities     Options Granted
Name                                                                        Underlying     to Employees in    Exercise   Expiration
  ----                                                                        Options        Fiscal Year       Price        Date
                                                                            ----------    ----------------    --------   ----------
Michael Openshaw ........................................................     100,000            33%           $1.00     11/26/2007

   These options are earned quarterly over 2002 and 2003 based on Q Comm meeting specified revenue goals. Based on our 2002 revenues, out of 50,000 options that could have been earned during 2002, 18,750 options were actually earned and the balance of the 50,000 options was forfeited.

                          2002 Year-End Option Values

                                                                         Number of Shares Underlying        Value of Unexercised
                                                                         Unexercised Options at  Fiscal    In-the-Money Options At
                                                                                Year-End (#)                Fiscal Year-End ($)(1)
                                                                         ---------------------------    ---------------------------
Name                                                                    Exercisable    Unexercisable    Exercisable   Unexercisable
----                                                                    -----------    -------------    -----------   -------------
Paul Hickey .........................................................    1,143,750(2)          --           --              --
Stephen Flaherty ....................................................      426,250(3)     400,000(4)        --              --
Michael Openshaw ....................................................      170,000(3)      50,000(4)        --              --

---------------
(1) Based on a $0.70 closing price, of our stock on the OTCBB on December 31, 2002.
(2) Includes (i) 800,000 options with an exercise price of $1.10 per share and
    (ii) 343,750 options with an exercise price of $1.00 per share.
(3) These options have an exercise price of $1.00 per share.
(4) Have an exercise price of $1.00 per share.

   None of the options referred to above had been exercised as of December 31, 2002.

Employment Agreements

   We have entered into employment agreements with our chief executive officer, Paul Hickey, and with our president, Stephen Flaherty. Mr. Hickey's agreement is for an initial three-year term ending on December 31, 2005. The agreement is automatically extended for successive one-year periods unless either party gives the other 180 days prior notice that it elects not to extend the agreement. Under the agreement Mr. Hickey receives an annual base salary of $120,000, which may be increased in the sole discretion of the compensation committee, plus incentive compensation, which also is at the discretion of the compensation committee. We may terminate this agreement at any time for "cause". If we terminate the agreement without "cause", or if Mr. Hickey terminates the agreement for "good reason", including following a "change in control", he is entitled to a lump sum payment equal to two times the sum of
(a) his then base salary and (b) the average cash incentive compensation over the immediately preceding three years. In addition, any stock options held by him will vest immediately. In the event of his death, we will continue to pay his base salary to his estate for 12 months. If we elect not to extend the employment agreement, or we terminate the agreement without "cause", or Mr. Hickey terminates the agreement for "good reason", we agreed to release him from any obligations he may have to us at that time and any amounts we owe to him will become immediately due and payable. In addition, if Mr. Hickey is still a guarantor of any of our obligations, we must pay him, in a lump sum, an amount equal to his average annual compensation for the last three years. During the term of the agreement and for one year following its termination or expiration, Mr. Hickey is prohibited from competing with us so long as we have not terminated the agreement without cause or that he has not terminated the agreement for good reason.

   Under Mr. Flaherty's agreement, which terminates December 31, 2003, he is entitled to an annual base salary of $120,000. Either party may terminate the contract at any time for any reason on at least 30 days prior written notice. In the event we terminate the contract without "cause", all of his options become immediately exercisable. During the contract term and for one year following its termination or expiration, he is prohibited from soliciting our employees and customers and competing with us, provided we have not terminated the employment contract without cause. Under the contract, we will indemnify Mr. Flaherty to the maximum extent permitted by law, for all expenses incurred by him in connection with any proceedings brought or threatened upon him in connection with his service as our officer.

Compensation of Directors

   Our directors receive $500 for each board or committee meeting they attend and are not otherwise reimbursed for travel expenses.

Limitation of Directors' Liability and Indemnification

   Our articles of incorporation limit the liability of individual directors for specified breaches of their fiduciary duty. The effect of this provision is to eliminate the liability of directors for monetary damages arising out of their failure, through negligent or grossly negligent conduct, to satisfy their duty of care, which requires them to exercise informed business judgment. The liability of directors under the federal securities laws is not affected. A director may be liable for monetary damages only if a claimant can show receipt of financial benefit to which the director is not entitled, intentional infliction of harm on us or on our shareholders, a violation of section 16-10a-842 of the Utah Revised Business Corporation Act (dealing with unlawful distributions to shareholders effected by vote of directors), and any amended or successor provision thereto, or an intentional violation of criminal law.

   Our articles of incorporation also provide that we will indemnify each of our directors or officers, and their heirs, administrators, successors and assigns against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid or to be paid in settlement before or after suit is commenced, actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding, in which they, or any of them are made parties, or which may be asserted against them or any of them by reason of being, or having been, directors or officers of the corporation, except in relation to such matters in which the director or officer is adjudged to be liable for his or her own negligence or misconduct in the performance of his or her duty.

   We have also entered into indemnification agreements with our directors and our senior executive officers. Under these agreements, we have agreed to indemnify each of them for all expenses, judgments, fines and settlement amounts they actually and reasonably incur in connection with any proceeding, actual or threatened, to which they are party, relating to any action taken by them or their failure to take any action in their capacity as an officer or director. We have also agreed to advance these expenses if they provide us with written affirmation of their good faith belief that they have met the standard of conduct required under the Utah Revised Business Corporation Act and other applicable law.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or controlling persons under our articles of incorporation, we have been informed that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

   Pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, readers of this report are advised that this document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those indicated in the forward looking statements. Examples of forward looking statements include, but are not limited to (i) projections of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancements of shareholder value, (iii) statements of future economic performance and (iv) statements and assumptions underlying other statements and statements about our business prospects.

Overview

   Our principal source of revenue has been the resale of prepaid telecommunication products that we purchase from suppliers of wireless, long distance and other products or from distributors who purchase these products from suppliers. The table below illustrates the revenues we derived from our principal products and the percentage of total revenues represented by this amount:

                                                                                         2001                        2002
                                                                              -------------------------    ------------------------
                                                                                 Amount      Percentage      Amount      Percentage
                                                                              -----------    ----------    -----------   ----------
Wireless ..................................................................   $13,466,953        82.3%     $22,108,620       92.0%
Long distance .............................................................     1,365,296         8.3          793,114        3.3
Home dial tone ............................................................       910,189         5.6          271,576        1.1
Other .....................................................................       617,066         3.8          854,642        3.6
                                                                              -----------       -----      -----------      -----
 Totals ...................................................................   $16,359,504       100.0%     $24,028,002      100.0%
                                                                              ===========       =====      ===========      =====

   Historically, our results of operations have been characterized by relatively high revenues but relatively low gross profits. As a reseller of prepaid telecommunication products, we book the entire value of the transaction as revenues. Our cost of sales includes the amount we pay for the product; it does not include the fees and commissions we pay the broker and the retailer who participated in the sale. In the period covered by the above table, our gross profit margin was approximately 26.7% in 2002 and 28.8% in 2001. However, after further subtracting the commissions and fees paid to the brokers and retailers (which vary substantially directly with revenues in our historical sales model), our margins were approximately 2.2% in 2002 and 3.8% in 2003. Because of these relatively small margins, a minor change in the price that we pay for products would have a substantial effect on our margins and profit if we were not able to (or, in the case of price decreases, were not required to) pass the difference on to our customers.

   The resale of prepaid telecommunication products has historically been a commodity market with most price increases or decreases being passed through the distribution chain to the end user. However, the amount of margin available to each participant in the distribution chain can be affected by various factors, such as the functions provided and risk assumed by the participant and the volume and payment terms on which the participant can purchase product. Historically, our ability to purchase products at attractive rates has been negatively impacted by our inability to purchase in volume and our status as an uncertain credit, which, in some cases, has resulted in our inability to purchase product directly from the supplier. In those cases, we have purchased product from a reseller at a markup from the supplier price. We believe that, as our business expands and our financial condition becomes more stable, there may be opportunities to increase margins in our historical business by purchasing a greater percentage of our product directly from the supplier and by purchasing in greater volume. However, the telecommunications business in general, and the wireless business in particular, is changing rapidly and it is not possible to anticipate potential changes that may occur in the distribution chain.

   Our business plan contemplates adding new products rapidly and adopting other sales models. With some of these products and sales models, rather than purchasing and reselling prepaid products, we will facilitate the purchase of the product by others, sell or lease terminals and provide transaction processing services for a fee. In particular, we have developed an alternative revenue model that we refer to as a "service bureau." Under this model, we replicate our data center for and license our proprietary transaction processing software to our customer who is responsible for functions such as inventory management, product ownership, report generation, and funds transfer. We generate license fees and ongoing revenues from transaction processing and management services. We recently established our first service bureau data center for a customer. While we expect our traditional model, which we refer to as the "broker model," to continue to be our primary means of business, we also expect the service bureau model to grow in 2003. We expect that substantially all of our international expansion will be based on this model and that domestic customers may also choose to operate in this way.

   Under the service bureau model, since we do not assume an ownership risk with respect to the product, we will record as revenue only the amount of the fee, as opposed to the entire value of the transaction. This will result in lower revenues per transaction. On the other hand, cost of sales should be minimal and fees and commissions payable to brokers and retailers should be nonexistent. As a result, we believe our gross profit margin under the service bureau model will be significantly higher than it is under our broker model. Accordingly, even if gross profit remains relatively stable, or increases at a relatively constant rate from period to period, revenues and gross profit margins may experience substantial volatility based on changes in the percentage of our business undertaken on a service fee basis compared to the percentage undertaken as a product reseller.

   We offer the brokers through whom we deploy the Qxpress system the option either to buy the Qxpress 200 terminals at a fixed price or to lease them under a "rent-to-own" program. The sale of the terminal will result in the immediate recognition of revenue, the immediate recovery of capital for the terminal and gross profit from the sale. The rent-to-own program has the advantage of ongoing rental income over the life of the contract and higher margins due to the premium we are able to charge under this alternative. Our ability to offer the rent-to-own option depends on the availability of capital to fund the cost of the terminals.

   Substantially all of our revenues are collected through automated clearing house, or ACH, transactions initiated by us within 72 hours of the sale of the product. As a result, we have virtually no receivables from retailers and we do not have expenses associated with billing and collection. The brokers through whom we distribute our system are responsible for any unpaid ACH transactions from retailers so we experience virtually no bad debt expense. We expect that license fees to be earned under our service bureau model will be collected in essentially the same manner. However, we may generate receivables from sales of terminals and from consulting services provided to assist customers in setting up and operating data centers.

   In order to support expanded operations, we expect to increase sales and marketing and general and administrative expense. We expect to continue to invest in product development and improvement, although the rate of such investment may not equal the rate of expenditure we experienced to develop our Qxpress system. As gross profit increases, we expect general and administrative expenses, selling expenses and research and development expenditures to decrease as a percentage of gross profit, thereby significantly improving operating margins. However, in the immediate future, we expect to incur substantial costs in advance of the business growth that they are intended to support. Accordingly, operating margins may initially decrease and will not achieve the expected improvement unless and until business in fact expands on a profitable basis.

   A substantial portion of our net loss in 2001, approximately 17.9%, and in 2002, approximately 36.7%, was attributable to non-cash compensation paid to employees and consultants. In part, this was due to our limited cash resources and our need to conserve capital. We do not anticipate that non-cash compensation expense for 2003 and subsequent years will have as great an impact on our statement of operations as it has had the last two years.

   Our future capital requirements will depend both on the rate of growth of our business and the mix of revenue models that we employ. Models that require us to maintain a large inventory of prepaid products or to continue to own terminals and/or to invest in transaction processing facilities will require relatively large amounts of capital. The capital requirements of a pure service bureau model are, in comparison, substantially less. We anticipate that various commercial credit options will be available to us to cover many of these capital requirements. However, we have no such arrangements in place and cannot assure you that we will be able to make commercially satisfactory credit arrangements.

Critical Accounting Policies and Estimates

   The discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared according to accounting principles generally accepted in the United States. In preparing these financial statements, we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. We evaluate these estimates on an on-going basis. We base these estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We consider the following accounting policies to be the most important to the portrayal of our financial condition and that require the most subjective judgment.

   Revenue recognition

   We record revenue at the time of product sale. Sales of our prepaid products are generally made directly to end-users. There is no right of return for products sold and we are not obligated for further performance after the sale. These sales transactions are accounted for at "gross" since they meet the requirements specified by Securities and Exchange Commission Staff Accounting Bulletin No. 101 -- Revenue Recognition in Financial Statements (SAB 101) and Emerging Issues Task Force No. 99-19 (EITF 99-19). Revenues generated from other sources, such as from the sale or rental of terminals, minimum performance fees and sales of blank cards, are recorded when earned, net of any sales discounts. We expect in the future to record revenues from technology licensing and consulting fees and will record these fees when they are earned.

   Cost of goods sold

   Cost of goods sold primarily represents the cost of the personal identification number, or PIN, or other product sold. The cost of a PIN is set by the carrier and is expressed in terms of a percentage discount from the denomination value. This discount ranges from 15% to 25% for cellular and home dial tone products and 40% to 50% for long distance products. We do not have minimum purchase contracts or exclusivity agreements with any carrier. Historically, price increases are passed on to customers in the form of lower broker and merchant commissions, which are recognized as operating expenses under the caption "commissions and fees" on our statement of operations. Cost of goods sold and resulting gross profits fluctuate due to changes in the mix of our products and discount rates offered by carriers. As already noted, we expect to experience greater fluctuations in revenues and margins as we introduce our service bureau revenue model.

   Another component of cost of goods sold is transaction-processing services paid to LDC Direct, the supplier of the original Qxpress terminal. These transaction-processing fees are approximately 1% of revenues and are not payable on transactions processed by our proprietary Qxpress 200 terminal. We will continue to incur transaction-processing fees for revenues generated through the original terminal. We have not yet established a time frame for changing existing customers using the original terminal to the Qxpress 200 terminal but expect that to occur during 2003 and 2004.

   Software development costs

   We have invested a considerable amount of capital in our proprietary Qxpress 200 terminal and data center. We account for this investment in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" and Statement of Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Costs incurred before we established the technological feasibility of the project were recorded as research and development expenses. Once technological feasibility was established, costs incurred to develop the data center software and the embedded software in the terminal were capitalized. These costs include salaries paid to software engineers employed by us and fees paid to third parties for software development. Once the new system was placed in service, maintenance costs are expensed while costs of new software projects under development are capitalized. Capitalized costs are amortized over the estimated useful life of the software, which is three years. We periodically evaluate the recoverability of our capitalized software development costs based on the expected future cash flows from this asset.

   Stock options and warrants

   We have adopted the disclosure-only requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." As a result, no compensation costs are recognized for stock options granted to employees. Options and warrants granted to non-employees are recorded as an expense on the date of grant based on the then estimated fair value of the security in question.

   Income taxes

   At December 31, 2002, we had an accumulated net operating loss for federal and state corporate income tax purposes of approximately $7.2 million. Because our ability to use this net operating loss depends on our ability to earn future taxable income, we have established a valuation allowance equal to the net deferred tax asset. The amount of and ultimate realization of the benefits from these deferred tax assets for income tax purposes depends, in part, on applicable tax laws in effect, our future earnings, and other future events, the effects of which cannot be determined. However, our ability to offset our accumulated net operating loss against future taxable income may cause our future reported earnings and profitability to be greater than they would be if fully taxable.

Results of Operations

   The following table sets forth for the periods presented, statement of operations data as a percentage of revenues. The trends suggested by this table may not be indicative of future operating results. As noted earlier, these percentages can be expected to change substantially as a result of our implementation of different sales models and other factors.

                                                                          Year ended
                                                                         December 31,
                                                                        --------------
                                                                         2002    2001
                                                                        -----    -----
      Revenues ......................................................   100.0%   100.0%
      Cost of goods sold ............................................    73.3%    71.2%
      Gross profit ..................................................    26.7%    28.8%
      Commissions and fees ..........................................    24.5%    25.0%
      Selling expenses ..............................................     1.3%     1.7%
      General and administrative expenses ...........................     4.9%     7.1%
      Depreciation and amortization .................................     1.1%     1.0%
      Research and development ......................................      --      0.9%
      Accrued litigation settlement .................................     0.8%      --
      Non-cash compensation .........................................     3.5%     1.7%
      Loss from operations ..........................................    -9.4%    -8.6%
      Other income (expense) - net ..................................    -0.2%    -0.9%
      Net loss ......................................................    -9.6%    -9.5%

Years ended December 31, 2002 and 2001

   Revenues. Revenues for 2002, were $24.0 million compared to $16.4 million for 2001, an increase of $7.6 million, or 46.9%. This increase is attributable to market acceptance of the Qxpress system, an increase in the number of terminals installed and an increase in the number of transactions per terminal. We expect each of these factors to contribute to further revenue growth in the foreseeable future.

   Cost of goods sold. Cost of goods sold for 2002 was $17.6 million compared to $11.6 million for 2001, an increase of $6.0 million, or 51.2%. The majority of the increase in cost of goods sold is associated with the increase in revenues. As a percentage of revenues, cost of goods sold in 2002 was 73.3% compared to 71.2% for 2001. This increase is attributable to the fact that some of our newer wireless products carry lower discounts and one of our primary suppliers decreased its discount percentage in August 2001. We were able to pass on this reduced discount to the brokers and retailers in the form of lower commissions. Transaction processing fees were $225,000 in 2002 compared to $155,000 in 2001. These fees have consistently been approximately 1% of gross revenues. Since most of our revenue growth will come from transactions generated by the new Qxpress 200 terminal, these expenses are not expected to increase from their current level in terms of absolute dollars and will likely decrease as existing customers are transitioned to our new terminal.

   Gross profit. Gross profit for 2002 was $6.4 million compared to $4.7 million for 2001, an increase of $1.7 million, or 36.2%. Gross margin was 26.7% in 2002 compared to 28.8% in 2001. As discussed above, this decrease is attributable to lower discounts offered by our suppliers, which translates into higher costs for us. In the future, we expect our gross margin to fluctuate as our product mix changes and as discount rates offered by carriers change. Gross margin will also be influenced by the relative growth experienced in our two business models, the traditional broker model and the service bureau model.

   Commissions and fees. These expenses are principally commissions paid to retailers and brokers for product sales through the Qxpress terminals and are a fixed percentage of the product sales price. Commissions and fees for 2002 were $5.9 million compared to $4.1 million for 2001, an increase of $1.8 million, or 43.8%. As a percentage of revenues, these expenses decreased to 24.5% in 2002 from 25.0% in 2001. This decrease reflects the fact that we successfully reduced the commissions we pay to brokers as a result of a lower discounts we received from our suppliers.

   Selling expenses. Selling expenses for 2002 were $308,000 compared to $282,000 in 2001, an increase of $26,000, or 9.1%. The increase is due to higher travel expenses, reflecting the sales efforts associated with building an expanded network for the selling and distribution of our products, and to the cost of attending trade shows and conferences to increase the visibility of our new system. As a percentage of revenues, selling expenses decreased to 1.3% in 2002 from 1.7% in 2001, primarily as a result of increased revenues.

   General and administrative expenses. General and administrative expenses for 2002 and 2001 were basically the same. However, as a percentage of revenues, general and administrative expenses decreased to 4.9% in 2002 from 7.1% in 2001. While the addition of personnel and the purchase of accounting systems to support the growth that we anticipate will result in a significant increase in general and administrative expense, general and administrative expenses are expected over time to increase at a slower rate than future increases in revenues.

   Depreciation and amortization. Depreciation and amortization expenses for 2002 were $258,000, compared to $159,000 for 2001, an increase of $99,000, or
62.3%. This increase is attributable primarily to the amortization of software development costs, which began in the fourth quarter of 2002. The amount amortized in 2002, $121,000, more than offset, the decrease in amortization expense as a result of the effect of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which we adopted in 2002. As we continue to amortize software development costs and we increase significantly the number of Qxpress 200 units in use, we expect depreciation and amortization expenses to increase in the future.

   Research and development. Research and development expenses were $146,500 for 2001. These expenses related to design work and other related activities for our new terminal and data center prior to actual development. No expenses of this nature were incurred in 2002. We do not anticipate incurring significant expenses of this nature in the near future.

   Accrued Litigation Settlements. We are named as a defendant in one lawsuit and have agreed to indemnify our chief executive officer in connection with an action brought against him individually relating to a transaction involving our stock. Based on our assessment of the potential liabilities arising from these lawsuits, at the end of 2002 we recorded an accrued litigation settlement expense of $200,000, increasing our total reserve for contingent liabilities to $359,000. We did not accrue any similar expense in 2001. We anticipate that these lawsuits will be resolved in 2003.

   Non-cash compensation. Non-cash compensation reflects the value of stock issued to employees, consultants and advisors and stock options issued to nonemployees for services. Since the transfer of these securities is not contingent on future services, we recognized an expense at the time of issuance. Non-cash compensation expense for 2002 was $843,000 compared to $277,000 for 2001. The 2002 amount reflects $130,000 worth of stock issued to four management employees. The 2001 amount is entirely attributable to payments to consultants.

   Loss from operations. Loss from operations for 2002 was $2.2 million compared to $1.4 million for 2001. This increase is attributable to factors discussed above, specifically (i) higher volume of lower margin business and
(ii) a higher amount of non-cash compensation recorded in 2002. We expect our investment in an expanded distribution network to result in significantly higher revenues in the future while our ongoing operating expenses, other than commissions and fees, to increase by a smaller percentage. We believe these factors will contribute to continuing improvement in the results from operations in the foreseeable future.

   Other expense -- net. Other income and expense consists primarily of interest income and expense and loss from disposition of assets. Net other expense for 2002 and 2001 was $49,000 and $150,000, respectively. The decrease in net other expense is primarily the result of more interest capitalized as software development costs during 2002 compared to the amount capitalized during 2001 and lower borrowings and associated interest expense during 2002 compared to 2001. In 2002, we recorded interest income of $4,000, interest expense of $35,000 and a loss from disposition of assets of $18,000. In 2001, we recorded interest income of $11,000, interest expense of $156,000 and a loss of $5,200 in connection with the disposal of assets.

   Income tax expense. At December 31, 2002 we had operating loss carryforwards of approximately $7.2 million that may be applied against future taxable income in years through 2022. The loss carryforwards and other items result in net deferred tax asset of approximately $2.3 million. The amount of and ultimate realization of the benefits from this deferred tax asset for income tax purposes depends, in part, on applicable tax laws in effect, our future earnings, and other future events, the effects of which cannot be determined. As a result of the uncertainty surrounding the realization of the deferred tax asset, at year-end we established a valuation allowance equal to the net deferred tax asset and no income tax benefit from our operating loss has been recognized for any of the periods presented.

   Net loss. Net loss for 2002, was $2.3 million compared to $1.5 million for 2001. The increased net loss is attributable to the foregoing factors. A substantial portion of the loss in 2002 is attributable to non-cash expense items, particularly non-cash compensation and accrued litigation settlements, which we do not expect to incur in 2003. After eliminating these items, our net loss was $1.3 million in 2002 and 2001.

Liquidity and Capital Resources

   Historically, we have financed our working capital requirements through cash flow from operations, the sale of shares of our common stock, proceeds from short-term bank borrowings, and proceeds from the sale of convertible debentures and notes. Since the end of 2001, we have not had any working capital credit facility.

   Since January 1, 2003 we have raised $1.72 million by selling stock, warrants and convertible debt instruments. All but $250,000 of this amount has already been funded. The remaining amount is expected to fund by April 15, 2003. Our 12% unsecured convertible note in the principal amount of $200,000 is due and payable on February 28, 2004. Our 12% secured convertible debentures in the aggregate principal amount of $1.5 million are due and payable March 31, 2004. The interest rate on the debentures is reduced to the prime rate once we transfer $1.725 million to an escrow account.

   As of December 31, 2002, we had a working capital deficit of approximately $1.6 million. Our working capital deficit takes into account a $359,000 reserve for contingent liabilities arising in connection with lawsuits in which we are either a defendant or have agreed to indemnify a defendant.

   For the year ended December 31, 2002, net cash used by operating activities was $722,000. The primary components of our operating cash flows are our net loss, increase in accounts payable, depreciation and amortization, stock and options issued for services and increases in inventory.

   Capital expenditures include capitalized software development costs and purchase of property and equipment. For the year ended December 31, 2002, capitalized software development costs were $815,000 and purchases of property and equipment were $573,000. We expect that capital expenditures will increase significantly in 2003 as we place more terminals in service.

   For the year ended December 31, 2002, net cash provided by financing activities was $2.1 million. Net cash provided by financing activities primarily reflects sales of common stock and convertible debt as well as repayments of existing indebtedness.

   In the future, we may issue additional debt or equity securities in order to satisfy our cash needs. Any debt incurred or issued may be secured or unsecured, at a fixed or variable interest rates and may contain other terms and conditions that our board of directors deems prudent. Any sales of equity securities may be at or below current market prices. We expect the proceeds from these financing activities to be used primarily to manufacture, market and sell additional Qxpress 200 terminals and to reduce short-term liabilities. We cannot assure you that we will be successful in generating sufficient capital to adequately fund our liquidity needs.

Recent Accounting Pronouncement

   Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", and SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", and SFAS 148, "Accounting for Stock-Based Compensation--Transition and Disclosure--And Amendment of FASB Statement 123" were recently issued. SFAS No. 144, 145, 146, 147 and 148 have no current applicability to us or their effect on our financial statements are not significant.

                                 MISCELLANEOUS

Shareholder Proposals

   To have your proposal included in our proxy statement for our next annual meeting of shareholders, you must submit your proposal in writing and it must be received by Q Comm at the address appearing on the first page of this proxy statement within a reasonable time prior to the printing and mailing of the proxy statement in order to be considered for inclusion in our proxy statement and form of proxy relating to that annual meeting.

   If your proposal is received by us within a reasonable time prior to the printing and mailing of the proxy statement for our next annual meeting, management may or may not, at their discretion, present the proposal at the meeting of shareholders, and the proxies for that meeting will confer discretion on the management proxy holders to vote against your proposal.

Solicitation Of Proxies

   The cost of this proxy solicitation and any additional material relating to the meeting which may be furnished to the shareholders will be borne by Q Comm. In addition, solicitation by telephone, telegraph or other means may be made personally, without additional compensation, by officers, directors and regular employees of Q Comm. Q Comm also will request brokers, dealers, banks and voting trustees and their nominees holding shares of record but not beneficially to forward proxy soliciting material to beneficial owners of such shares, and Q Comm, upon request, will reimburse them for their expenses in so doing.

Accounting Matters

   PRITCHETT, SILER & HARDY, P.C. serves as our independent accountants for the year ended December 31, 2002. Representatives of PRITCHETT, SILER & HARDY,
P.C. are expected to be present at the Special Meeting with an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The PRITCHETT, SILER & HARDY, P.C. report included in this Proxy Statement relates to our historical financial information for the year ended December 31, 2002.

   EVERY SHAREHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE SPECIAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                   By order of the Board of Directors


                                   Paul C. Hickey
                                   Chairman of the Board

Dated: Orem, Utah
       April 17, 2003

                              FINANCIAL STATEMENTS

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

                                    CONTENTS

                                                                            PAGE
                                                                            ----
--  Independent Auditors' Report ........................................    F-2

--  Consolidated Balance Sheet, at December 31, 2002 ....................    F-3

--  Consolidated Statements of Operations, for the years ended
    December 31, 2002 and 2001 ..........................................    F-4

--  Consolidated Statement of Stockholders' Equity (Deficit), for the
    years ended December 31, 2002 and 2001 ..............................    F-5

--  Consolidated Statements of Cash Flows, for the years ended
    December 31, 2002 and 2001 ..........................................    F-6

--  Notes to Consolidated Financial Statements ..........................    F-8

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Q COMM INTERNATIONAL, INC. AND SUBSIDIARY
Orem, Utah

   We have audited the accompanying consolidated balance sheet of Q Comm International, Inc. and Subsidiary at December 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Q Comm International, Inc. and Subsidiary as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with generally accepted accounting principles in the United States of America.

   The financial statements referred to above have been prepared assuming Q Comm International, Inc. and Subsidiary will continue as a going concern. As discussed in Note 15 to the financial statements, Q Comm International Inc., has incurred significant losses in recent years and has current liabilities in excess of current assets, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 17, 2003, except for
note 17, as to which
the date is March 31, 2003

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET


                                                               December 31, 2002
                                                               -----------------
                           ASSETS
Current Assets:
 Cash in bank ..............................................      $   115,609
 Accounts receivable, net ..................................           51,699
 Inventory .................................................          165,491
 Deferred taxes ............................................          539,228
                                                                  -----------
   Total Current Assets ....................................          872,027
                                                                  -----------
Property & Equipment, net ..................................        1,035,502
Other Assets:
 Capitalized software development costs, net ...............        1,330,053
 Goodwill, net .............................................          144,580
 Deferred stock offering costs .............................           67,115
 Deposits ..................................................           24,074
                                                                  -----------
   Total Other Assets ......................................        1,565,822
                                                                  -----------
   Total Assets ............................................      $ 3,473,351
                                                                  ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
 Bank overdraft ............................................      $   595,544
 Accounts payable ..........................................        1,229,701
 Accrued expenses ..........................................          226,635
 Notes payable .............................................           31,350
 Convertible notes payable - current portion ...............           43,557
 Capital lease obligation - current portion ................            5,892
 Contingent liabilities ....................................          359,235
                                                                  -----------
   Total Current Liabilities ...............................        2,491,914
                                                                  -----------
Long-term Obligations:
 Convertible notes payable .................................          167,690
 Capital lease obligation ..................................           14,754
 Related party obligations .................................          410,692
 Deferred taxes ............................................          539,228
                                                                  -----------
   Total Long-term Obligations .............................        1,132,364
                                                                  -----------
   Total Liabilities .......................................        3,624,278
                                                                  -----------
Stockholders' Equity (Deficit):
 Common stock, $.001 par value, 50,000,000 shares
   authorized, 19,026,652 shares issued and outstanding ....           19,027
 Capital in excess of par value ............................        7,494,098
 Retained deficit ..........................................       (7,533,102)
                                                                  -----------
                                                                      (19,977)
 Less stock subscription receivable ........................         (130,950)
                                                                  -----------
   Total Stockholders' Equity (Deficit) ....................         (150,927)
                                                                  -----------
   Total Liabilities and Stockholders' Equity (Deficit) ....      $ 3,473,351
                                                                  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          For the Years Ended
                                                             December 31,
                                                       -------------------------
                                                          2002           2001
                                                       -----------   -----------
Revenues ..........................................    $24,028,002   $16,359,504
Cost of Goods Sold ................................     17,611,023    11,649,760
                                                       -----------   -----------
Gross Profit ......................................      6,416,979     4,709,744
                                                       -----------   -----------
Operating Expenses:
 Commissions and fees .............................      5,880,793     4,089,066
 Selling expenses .................................        307,734       282,009
 General and administrative expenses ..............      1,175,982     1,157,364
 Depreciation and amortization ....................        258,076       158,672
 Research and development .........................             --       146,490
 Accrued litigation settlements ...................        200,000            --
 Non-cash compensation ............................        842,986       276,722
                                                       -----------   -----------
   Total Operating Expenses........................      8,665,571     6,110,323
                                                       -----------   -----------
Loss from Operations ..............................     (2,248,592)   (1,400,579)
                                                       -----------   -----------
Other Income (Expense):
 Other Income .....................................          3,950        11,119
 Interest and Other Expense .......................        (34,802)     (155,586)
 Loss on Disposal of Assets .......................        (18,121)       (5,170)
                                                       -----------   -----------
   Total Other Income (Expense)....................        (48,973)     (149,637)
                                                       -----------   -----------
Loss Before Income Taxes ..........................     (2,297,565)   (1,550,216)
Income Tax Expense ................................             --            --
                                                       -----------   -----------
Net Loss ..........................................    $(2,297,565)  $(1,550,216)
                                                       ===========   ===========
Basic Loss per Common Share .......................    $     (0.15)  $     (0.14)
                                                       ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                       Common Stock        Capital in       Stock
                                                                   --------------------     Excess of    Subscription     Retained
                                                                     Shares      Amount     Par Value     Receivable      Deficit
                                                                   ----------   -------    ----------    ------------   -----------
BALANCE, January 1, 2001.......................................     9,193,349   $ 9,193    $2,853,654     $      --     $(3,685,321)
Issuance of common stock for cash, at $.30 to $.70 per share,
  net of offering cost of $152,528.............................     2,100,951     2,101       698,899            --              --
Issuance of common stock for services, at $.25 to $.54 per
  share........................................................       955,934       956       149,475            --              --
Issuance of common stock upon conversion of debentures at $.30
  per share....................................................       196,918       197        58,878            --              --
Issuance of common stock for subscription receivable...........       385,715       386       134,614      (135,000)             --
Issuance of common stock upon exercise of warrants under
  cashless exercise option.....................................       256,852       257          (257)           --              --
Issuance of 1,895,334 options/warrants to purchase common
  shares at $.35 to $1.25 per share............................            --        --       199,010            --              --
Net loss for the year ended December 31, 2001..................                                                          (1,550,216)
                                                                   ----------   -------    ----------     ---------     -----------
BALANCE, December 31, 2001.....................................    13,089,719   $13,090    $4,094,273     $(135,000)    $(5,235,537)
                                                                   ----------   -------    ----------     ---------     -----------
Issuance of common stock for cash, at $.30 to $1.00 per share,
  net of offering cost of $149,116.............................     4,112,842     4,113     2,632,662            --              --
Issuance of common stock for services, at $.30 to $1.93 per
  share........................................................     2,148,849     2,149       667,852
Issuance of common stock upon exercise of warrants under
  cashless exercise option.....................................        75,242        75           (75)           --              --
Cancellation of common stock issued as collateral for a loan...      (400,000)     (400)          400            --              --
Issuance of 167,500 options/warrants to purchase common shares
  at $1.50 to $1.80 per share..................................            --        --        98,986            --              --
Cash received for subscription receivable......................            --        --            --         4,050              --
Net loss for the year ended December 31, 2002..................            --        --            --            --      (2,297,565)
                                                                   ----------   -------    ----------     ---------     -----------
BALANCE, December 31, 2002.....................................    19,026,652   $19,027    $7,494,098     $(130,950)    $(7,533,102)
                                                                   ==========   =======    ==========     =========     ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          For the Years Ended
                                                             December 31,
                                                       -------------------------
                                                          2002           2001
                                                       -----------   -----------
Cash Flows from Operating Activities:
 Net loss .........................................    $(2,297,565)  $(1,550,216)
 Adjustments to reconcile net loss to net cash
   used by operating activities:
   Loss on disposal of property and equipment......         18,121         5,170
   Depreciation and amortization...................        258,076       158,672
   Non-cash compensation...........................        842,986       276,722
   Change in assets and liabilities:
    (Increase) decrease in accounts receivable ....        (22,386)      155,451
    Increase in inventory .........................       (142,982)      (22,509)
    Increase in other assets ......................        (20,516)         (820)
    Increase in accounts payable ..................        471,275       475,511
    Increase (decrease) in accrued liabilities ....        (26,633)      189,060
    Increase (decrease) in related party
      obligations..................................         (2,608)       78,771
    Increase in contingent liabilities ............        200,000            --
                                                       -----------   -----------
     Net Cash Used by Operating Activities ........       (722,232)     (234,188)
                                                       -----------   -----------
Cash Flows from Investing Activities:
 Purchase of property and equipment ...............       (573,428)     (549,362)
 Capitalized software development costs ...........       (814,748)     (632,742)
 Proceeds from sale of property and equipment .....         30,327            --
 Decrease in certificates of deposit ..............        100,000            --
                                                       -----------   -----------
     Net Cash Used by Investing Activities ........     (1,257,849)   (1,182,104)
                                                       -----------   -----------
Cash Flows from Financing Activities:
 Issuance of common stock .........................      2,636,775       701,000
 Cash received from subscription receivable .......          4,050            --
 Payment of stock offering costs ..................       (141,114)           --
 Net decrease in lines of credit ..................             --       (63,368)
 Proceeds from notes payable ......................             --       200,000
 Proceeds from convertible notes payable ..........             --       450,000
 Payment on notes payable .........................       (570,124)     (154,825)
 Payments on convertible notes payable ............       (237,900)           --
 Payments on capital lease obligation .............         (5,043)         (753)
 Increase in bank overdraft .......................        406,624       188,920
                                                       -----------   -----------
     Net Cash Provided by Financing Activities ....      2,093,266     1,320,974
                                                       -----------   -----------
Net Increase (Decrease) in Cash ...................        113,187       (95,318)
Cash, Beginning of Period .........................          2,422        97,740
                                                       -----------   -----------
Cash, End of Period ...............................    $   115,609   $     2,422
                                                       ===========   ===========
Supplemental Disclosures of Cash Flow Information:
 Cash paid during the period for:
   Interest expense................................    $     9,205   $    27,238
   Capitalized interest............................    $    73,710   $    26,632
   Income taxes....................................    $       100   $        --

                    Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

Supplemental Schedule of Non-cash Investing and Financing Activities:

                      For the year ended December 31, 2002:

     The Company issued 1,823,849 shares of common stock to non-employees for services rendered valued at $689,117, including stock offering costs of $75,117.

     The Company issued 167,500 in options/warrants to purchase common stock valued at $98,986 in exchange for services.

     The Company issued 325,000 shares of common stock to employees with a value of $130,000.

     The Company issued 75,242 shares of common stock in cashless exercises of common stock options.

     The Company canceled 400,000 shares of common stock which had been issued as collateral for a loan.

                     For the year ended December 31, 2001:

     The Company issued 955,934 shares of common stock to non-employees for services rendered valued at $302,959, including stock offering costs of $152,528 and a reduction in accounts payable of $72,719.

     The Company issued 1,895,334 in options/warrants to purchase common stock valued at $199,010 in exchange for services.

     The Company issued 196,918 shares of common stock in conversion of $50,000 of convertible debentures along with accrued interest of $9,075.

     The Company issued 385,715 shares of common stock for a subscription receivable in the amount of $135,000.

     The Company issued 285,852 shares of common stock in a cashless exercise of a common stock option.

     The Company converted $63,446 in accrued interest payable to notes payable.

     The Company obtained equipment with a value of $26,422 by entering into a capital lease.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization - Q Comm International, Inc. (the Company) was organized on February 7, 1986 as Four Rivers Development, Inc. This name was changed on August 3, 1998 to Q Comm International, Inc. Substantially all operations are conducted through the Company's wholly owned subsidiary, Q Comm, Inc. The Company is headquartered in Orem, Utah. The Company's business involves purchasing and reselling prepaid telecommunication products through a proprietary electronic point-of-sale activation system. The Company provides its products to end users throughout the United States as well as Canada and Puerto Rico. The Company has not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

   Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

   Accounts Receivable - Accounts receivable consists of trade receivables arising in the normal course of business. At December 31, 2002, the Company has established an allowance for doubtful accounts of approximately $24,600, which reflects the Company's best estimate of probable losses in the accounts receivable balance. The Company determines the allowance based on the status and age of the accounts, historical experience, and other currently available evidence. Amounts written off as bad debt for the years presented are insignificant.

   Inventory - Inventory consists of prepaid telecommunication products sold by the Company and is carried at the lower of cost or market value.

   Depreciation - Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets of five years.

   Intangible Assets - During the year ended December 31, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). The Company has classified its goodwill as an indefinite-life intangible asset and accordingly has stopped recording amortization.

   The Company capitalizes software development costs incurred to develop certain of the Company's new products and services in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Costs are capitalized only after the technological feasibility of the project has been established. In accordance with SFAS No. 142, the Company has recorded its software development costs as a definite-life intangible asset is amortizing these costs over the estimated useful life of the software of three years.

   The Company regularly reviews the carrying value of intangible assets. At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the asset, the difference between the carrying amount and the value based on estimated cash flows is written off (see Notes 3 and 4).

   Revenue Recognition - The Company provides electronic delivery of prepaid telecommunication products through a variety of retail locations. Revenue is recognized at the time products are sold. Sales of the Company's products are generally made directly to end-users. There is no right of return for products sold and the Company is not obligated for further performance after the sale. These sales transactions are accounted for at "gross" since the Company meets the requirements specified by Securities and Exchange Commission Staff Accounting Bulletin No. 101 - Revenue Recognition in Financial Statements (SAB
101) and Emerging Issues Task Force No. 99-19 (EITF 99-19). In the event of sales where the Company does not have ownership of the product sold and another entity has such risk and reward of product ownership and/or where certain other requirements of SAB 101 or EITF 99-19 are not met, the Company records revenues on a "net" basis.

                    Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

   The Company also generates revenue from the sale or rental of terminals, minimum performance fees and sales of other products. These sales are recorded net of sales discounts and allowances.

   Cost of Goods Sold - The cost of goods sold is primarily the cost of the prepaid telecommunication products sold at retail and transaction processing services paid to a third party. Cost of goods sold does not include commissions and fees paid to brokers and other intermediaries.

   Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earnings per share when the effect of options/warrants and convertible notes is dilutive (see Note 13).

   Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes (see Note 12).

   Research and Development - Research and development costs are for the purpose of new product development and are expensed as incurred.

   Advertising Costs - Advertising costs are expensed as incurred. Such costs amounted to $13,513 and $19,573 during the years ended December 31, 2002 and 2001, respectively.

   Consolidation - All intercompany balances and transactions between the parent and subsidiary have been eliminated in consolidation.

   Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

   Reclassifications - Certain amounts in the financial statements for the year ended December 31, 2001 have been reclassified to conform to headings and classifications used in the December 31, 2002 financial statements.

   Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", and SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", and SFAS 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- And Amendment of FASB Statement 123" were recently issued. SFAS No. 144, 145, 146, 147 and 148 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - PROPERTY & EQUIPMENT

   The following is a summary of property and equipment at December 31, 2002:

      Point of sale equipment...........................................    $1,134,961
      Office and computer equipment.....................................       140,349
                                                                            ----------
      Total cost........................................................     1,275,310
      Accumulated depreciation..........................................      (239,808)
                                                                            ----------
      Property & equipment, net.........................................    $1,035,502
                                                                            ==========

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 2 - PROPERTY -- (Continued)

   Depreciation expense for the years ended December 31, 2002 and 2001 was $137,161 and $113,704, respectively.

   Included in the cost of property and equipment at December 31, 2002 is a deposit in the amount of approximately $520,000 for various components of point of sale equipment to be manufactured for the Company. The deposit will be offset against the cost of the equipment to the Company as the point of sale equipment is purchased.

NOTE 3 - GOODWILL

   At December 31, 2002, the Company had $144,580 in goodwill remaining from a purchase acquisition classified as an indefinite-life intangible asset. In accordance with SFAS No. 142, the Company completed its initial test of goodwill for impairment during the year ended December 31, 2002. The Company used the quoted market price of its common stock to test the remaining goodwill for impairment and determined that the Company's goodwill was not impaired. Accordingly, there was no amortization expense recorded during the year ended December 31, 2002.

   Previous to the adoption of SFAS No. 142 on January 1, 2002, the Company's goodwill was being amortized on a straight-line basis over the estimated useful life of five years, in accordance with Accounting Principles Board Opinion No. 17, "Intangible Assets". During the year ended December 31, 2001, the Company recorded amortization expense of $44,968.

   If SFAS No. 142 had been applied in all years presented, it would have the following effects:

                                                                   December 31,
                                                             -------------------------
                                                                2002          2001
                                                            -----------    -----------
      Net loss as reported ..............................   $(2,297,565)   $(1,550,216)
      Add amortization of assets no longer being
       amortized ........................................            --         44,968
                                                            -----------    -----------
      Adjusted net loss .................................   $(2,297,565)   $(1,505,248)
                                                            ===========    ===========

NOTE 4 - CAPITALIZED SOFTWARE DEVELOPMENT

   Information related to capitalized softwaredevelopment costs at December 31, 2002 is as follows:

      Capitalized software, beginning of year...........................    $  636,220
      Capitalized during the year.......................................       814,748
                                                                            ----------
      Capitalized software, end of year.................................     1,450,968
      Accumulated amortization..........................................      (120,915)
                                                                            ----------
      Capitalized software, net.........................................    $1,330,053
                                                                            ==========

   Of the balance at December 31, 2002, approximately $380,000 was paid to a third-party software development company and other outside entities. The remaining costs represent capitalized internal costs, which are primarily employee salaries and benefits, and related capitalized interest of approximately $100,000.

   During the year ended December 31, 2002, the Company completed its initial test of capitalized software development costs in accordance with SFAS No. 142. The Company used the estimated future cash flows related to its capitalized software development costs and determined that such costs were not impaired. The Company has classified its capitalized software development costs as a definite-life intangible asset. The project was placed in service during September 2002, and the Company began recording amortization expense. During the year ended December 31, 2002, the Company recorded amortization expense of $120,915.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 5 - BANK OVERDRAFT

   The Company receives payment on substantially all its sale transactions through the automated clearinghouse system (ACH system) on either a daily or weekly basis. Once the payment has been received, the Company disburses funds via the ACH system for the cost of products sold and commissions according to the respective agreements, generally ranging from 1-4 days after funds are received. This timing difference between receipt of funds and payment of product costs and commissions creates an ongoing balance of available funds (float) in the Company's bank accounts. At December 31, 2002, the Company has utilized a portion of this available balance in the amount of $595,544, which created an overdraft in the Company's books and records while the balance on the bank's records was positive.

NOTE 6 - RELATED PARTY OBLIGATIONS

   At December 31, 2002 the Company owed its CEO a total of $410,692 consisting principally of unpaid equipment lease expenses, deferred salary, notes payable and accrued interest. In February 2003 the amounts were combined into a single note payable with interest at 10%, due the earlier of December 31, 2007 or upon a change in control of the Company or a sale or liquidation of the Company's assets. If the Company enters into a qualified financing (consisting of a transaction or series of related transactions in which the Company raises at least $4,000,000), i) a payment of $150,000 is due within three days of the financing; ii) accrued interest is due the last day of the 12th month following the financing; and iii) monthly payments in the amount required to fully amortize the remaining principal amount of the note and interest by December 31, 2007 will begin the last day of the 13th month following the financing. The entire balance of the note is reflected as a long-term liability as of December 31, 2002.

   During the years ended December 31, 2002 and 2001, the Company recorded interest expense on the original notes of $ 14,873 and $14,429, respectively.

NOTE 7 - LONG-TERM DEBT

CONVERTIBLE NOTES PAYABLE

   During November and December 2001, the Company borrowed a total of $250,000 in the form of a convertible note payable. The outstanding balance of the note may be converted into common stock at $1.25 per share after one year at the option of the holder. The note bears interest at 14% and requires monthly payments of $5,865 through November 2006. The note is secured by the Company's tangible and intangible assets, and the proceeds therefrom. In connection with the note, the Company issued warrants for the purchase of 150,000 shares of common stock at $1.25 per share, expiring 2008. These warrants were valued at $15,750 and recorded as interest expense. At December 31, 2002, the outstanding balance of the note was $211,247. In February 2003, the borrower agreed to subordinate its security interest related to the note in favor of certain investors who purchased the Company's convertible debentures (see
Note 17). As consideration for this subordination of security interest, the Company decreased the exercise price of the warrants to $.75 per share. The effect of the decrease in the exercise price of the warrant was $2,490, which was recorded as interest expense in February, 2003.

NOTES PAYABLE

   During November 2000, the Company issued an unsecured note payable for $50,000 with interest at 12% and a due date of November 27, 2001. The due date was later extended to November 30, 2003. In connection with obtaining the note, the Company issued options to purchase 25,000 shares of common stock at $.60 per share expiring November 2003, with demand registration rights. The options were exercised during the year ended December 31, 2002. The balance of the note at December 31, 2002 was $31,350.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 7 - LONG-TERM DEBT -- (Continued)

   A summary of maturities of all long-term debt as of December 31, 2002 is as follows:

      2003................................................................    $ 74,907
      2004................................................................      49,980
      2005................................................................      57,514
      2006................................................................      60,196
                                                                              --------
      Total...............................................................     242,597
      Less current portion................................................     (74,907)
                                                                              --------
      Long-term portion...................................................    $167,690
                                                                              ========

   At December 31, 2002, the total of $74,907 due in 2003 is reflected in the accompanying balance sheet as notes payable of $31,350 and convertible notes payable of $43,557.

NOTE 8 - LEASES

   During 2001, the Company entered into a capital lease for the purchase of certain computer equipment. The lease requires monthly payments of $820 through September 2005 and has an outstanding principal balance at December 31, 2002 of $20,646. The lease is collateralized by equipment with a remaining book value of approximately $19,600 at December 31, 2002. Depreciation expense of $5,285 and $1,506 was recognized on this equipment during the years ended December 31, 2002 and 2001, respectively.

   Total future minimum lease payments, including interest and other costs, are as follows:

      2003.................................................................    $ 9,845
      2004.................................................................      9,845
      2005.................................................................      8,204
                                                                               -------
      Total................................................................     27,894
      Less interest and other costs........................................     (7,248)
                                                                               -------
      Present value of future minimum lease payments.......................     20,646
      Less current portion.................................................     (5,892)
                                                                               -------
      Long-term portion....................................................    $14,754
                                                                               =======

   In January 2003, the Company entered into a capital lease for certain equipment (see Note 17).

   The Company leases office and warehouse space under an operating lease agreement dated November 22, 1999, with an original expiration date of December 31, 2001. In 2001, the Company exercised its option to renew the lease for an additional two years with base rents of $3,280 per month in 2002 and $3,400 in 2003. The Company's future minimum rental under this operating lease amounts to $40,800 at December 31, 2002.

NOTE 9 - LITIGATION AND CONTINGENCIES

   In 1999, the Company sold certain services to a third party who in turn sold these services to consumers. When the third party failed to deliver as anticipated, some of the consumers reversed the charges that had been made on their credit card accounts to purchase the services. These reversals were ultimately covered by charges made to the Company's merchant account with a bank, resulting in an overdraft of that account. The Company, under the agreement with the third party, is entitled to be reimbursed 50% of the amount of the charge-backs. During 2000, the bank filed suit claiming damages of $175,477. Management believes the bank reversed charges that should not have been reversed under the terms and conditions of the consumers' agreement and therefore disputes the bank's claim.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

   At December 31, 2002, the Company's CEO was party to a suit in which the plaintiff claims the CEO agreed to sell to the plaintiff 300,000 shares of the Company's common stock at $.03 per share. The CEO disputes the plaintiff's claim that this option is valid. Since the CEO's actions were for the benefit of the Company, the Board of Directors has agreed to indemnify the CEO by replacing his shares through the issuance of shares from treasury or otherwise compensate the CEO for any monetary loss if the plaintiff is successful in his claim.

   In January 2002, the Company filed an action against an individual for non-payment of funds owed for the purchase of common stock in the amount of $135,000. The Company has been awarded summary judgment in this matter and expects to receive the remaining outstanding amount, which was $130,950 at December 31, 2002.

   In December 2002, the Company granted a total of 650,000 shares of restricted common stock as a bonus payable to four executives and key employees. 325,000 of the shares are for past services and are distributable anytime after January 31, 2003 at the election of the employee. These 325,000 shares were valued at $130,000 and recorded as non-cash compensation in the accompanying statement of operations for the year ended December 31, 2002. The remaining 325,000 shares are issuable in June 2004 or upon a change in control of the company. The employee must remain in the continuous employment of the Company until the time the shares become issuable in order to receive them.

   The Company has recorded a contingent liability in connection with these matters.

NOTE 10 - CAPITAL STOCK

   A summary of common stock transactions for the years ended December 31, 2002 and 2001 is as follows:

Year Ended December 31, 2002

   The Company sold 4,087,842 shares of restricted common stock at prices ranging from $.30 to $1.00 per share through private placements for $2,621,775 in cash. Stock offering costs of $149,116 were recorded in connection with the sales, including 77,217 shares of restricted common stock valued at $75,117.

   The Company issued 25,000 shares of restricted common stock upon the exercise of common of stock options for $15,000 in cash.

   The Company issued 1,746,632 shares of restricted common stock for legal, consulting and investor relations services valued at $614,000, which is reported as non-cash compensation in the accompanying statement of operations.

   The Company granted a total of 325,000 shares of restricted common stock to four executives and key employees for services rendered during the year. The shares were valued at $130,000 and recorded as non-cash compensation in the accompanying statement of operations.

   The Company issued 75,242 shares of restricted common stock in a cashless exercise of common stock options. The underlying agreements were for a total of 154,445 common stock options with exercise prices ranging from $.40 to $1.00 per share.

   The Company canceled 400,000 shares of common stock that had been issued as collateral for a loan.

   The Company recorded $98,986 in non-cash compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) for the issuance of 167,500 options to non-employees to purchase common stock at $1.50 to $1.80 per share for consulting services.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 10 - CAPITAL STOCK -- (Continued)

Year Ended December 31, 2001

   The Company sold 1,386,666 shares of restricted common stock at $.30 per share through private placements for $416,000 in cash. Stock offering costs of $152,528 were recorded in connection with the sales, including 385,334 shares of restricted common stock valued at $128,868. In connection with the sales, the company issued warrants to purchase 1,253,333 shares of restricted common stock at an exercise price of $1.00 per share.

   The Company issued 1,100,000 shares of registered common stock upon the exercise of stock options at $.35 to $.70 per share for $285,000 in cash and $135,000 in a subscription receivable.

   The Company issued 570,600 shares of common stock (470,600 of which were restricted) for legal, consulting and investor relations services valued at $174,091, which is reported as non-cash compensation in the accompanying statement of operations.

   The Company issued 196,918 shares of restricted common stock upon the conversion of a $50,000 debenture at $.30 per share and related accrued interest of $9,075.

   The Company issued 256,852 shares of registered common stock in a cashless exercise of common stock options. The underlying agreement was for a total of 380,000 common stock options with an exercise price of $.35 per share.

   The Company recorded $199,010, including $23,660 in stock offering costs, in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) for the issuance of 126,356 options to non-employees to purchase common stock at $.35 to $1.25 per share for consulting services, legal services, extension of notes payable and upon issuance of notes payable.

   At December 31, 2002 the Company's CEO was party to a suit in which the plaintiff claims the CEO agreed to sell to the plaintiff 300,000 shares of the Company's common stock at $.03 per share. (See Note 9).

   On February 7, 2003, the Company's Board of Directors authorized the sale of convertible notes and debentures, warrants and stock to raise additional capital as well as the filing of a registration statement with the Commission for an underwritten public offering of stock and warrants by the Company. The Board of Directors also authorized the establishment of the Company's 2003 Stock Option Plan. (See Note 17).

NOTE 11 - STOCK OPTIONS AND WARRANTS

   A summary of the status of options granted to employees at December 31, 2002 and 2001, and changes during the years then ended are as follows:

                                                                                   2002                            2001
                                                                       ----------------------------    ----------------------------
                                                                                   Weighted Average                Weighted Average
                                                                        Shares      Exercise Price      Shares      Exercise Price
                                                                      ---------    ----------------    ---------   ----------------
Outstanding at beginning of year ..................................   3,790,000          $1.08         1,655,000         $1.34
Granted ...........................................................     325,000          $1.00         3,020,000         $1.02
Exercised .........................................................          --          $  --                --         $  --
Forfeited .........................................................     390,000          $1.12           264,000         $1.44
Expired ...........................................................     654,684          $1.00           621,000         $1.60
                                                                      ---------          -----         ---------         -----
Outstanding at end of year ........................................   3,070,316          $1.03         3,790,000         $1.03
                                                                      =========                        =========
Exercisable at end of year ........................................   1,030,000          $1.08         1,030,000         $1.08
Weighted average fair value of options granted ....................     325,000          $ .57         3,020,000         $ .69

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 11 - STOCK OPTIONS AND WARRANTS -- (Continued)

   A summary of the status of stock options outstanding to employees of the Company at December 31, 2002 is presented below:

                                                              Options Outstanding                         Options Exercisable
                                               --------------------------------------------------    ------------------------------
                  Range of                                   Weighted Average    Weighted Average                  Weighted Average
                  Exercise                       Number          Remaining           Exercise          Number          Exercise
                   Prices                      Outstanding   Contractual Life          Price         Exercisable         Price
-------------------------------------------    -----------   ----------------    ----------------    -----------   ----------------
                   $1.00                          268,750        4.9 years             $1.00                 --          $  --
                   $1.00                        1,971,566        3.7 years             $1.00            200,000          $1.00
               $1.00 - $1.10                      830,000        2.4 years             $1.10            830,000          $1.10
                                                ---------                                             ---------
                                                3,070,316                                             1,030,000
                                                =========                                             =========

   The Company has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for the stock option plans or other agreements. Had compensation cost for the Company's stock option plan and agreements been determined based on the fair value at the grant date for awards in 2002 and 2001 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been increased to the pro forma amounts indicated below:

                                                                2002          2001
                                                            -----------    -----------
      Net Income               As reported ..............   $(2,297,565)   $(1,550,216)
                               Pro forma ................   $(2,698,369)   $(2,258,918)
      Basic earnings per share As reported ..............   $      (.15)   $      (.14)
                               Pro forma ................   $      (.17)   $      (.21)

   The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the years ended December 31, 2002 and 2001: expected dividend yields of zero, expected life of 5 years, expected volatility of 140%, and risk-free interest rates of 3.1% and 4.6%, respectively.

   At December 31, 2002, the Company had outstanding options and warrants to purchase 2,086,167 shares of common stock that were issued to non-employees under various agreements with exercise prices ranging from $.40 to $1.80 per share, expiring between August 2003 and November 2008. During the year ended December 31, 2002, the Company issued options and warrants to purchase 167,500 shares of common stock to non-employees at prices ranging from $1.50 to $1.80 per share. During the year ended December 31, 2002, options and warrants to purchase 179,445 shares of common stock were exercised by non-employees at prices ranging from $.40 to $1.00 per share and options and warrants to purchase 475,271 shares of common stock expired.

NOTE 12 - INCOME TAXES

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available net operating loss or tax credit carryforwards. At December 31, 2002, the total of all deferred tax assets was approximately $2,823,000 and the total of the deferred tax liabilities was approximately $539,000. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets, the Company has established a valuation allowance of approximately $2,284,000 and $1,440,000 at December 31, 2002 and 2001, respectively. The change in the valuation allowance for the year ended December 31, 2001 was approximately $844,000.

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 12 - INCOME TAXES -- (Continued)

   The Company had available at December 31, 2002, net operating loss carryforwards of approximately $7,234,000, which may be applied against future taxable income and which expire in various years through 2022.

   The components of income tax expense from continuing operations for the years ended December 31, 2002 and 2001 consist of the following:

                                                                  2002         2001
                                                              -----------    ---------
      Current income tax expense:
      Federal .............................................   $        --    $      --
      State ...............................................            --           --
                                                              -----------    ---------
      Current tax expense .................................   $        --    $      --
                                                              ===========    =========
      Deferred tax expense (benefit) arising from:
      Excess of tax over financial accounting depreciation    $   235,438    $ 303,790
      Deferred compensation ...............................       (69,378)     (35,172)
      Net operating loss carryforwards ....................    (1,000,330)    (780,189)
      Valuation allowance .................................       843,647      522,563
      Other ...............................................        (9,377)     (10,992)
                                                              -----------    ---------
      Net deferred tax expense ............................   $        --    $      --
                                                              ===========    =========

   Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

   A reconciliation of income tax expense at the federal statutory rate to income tax expense at the company's effective rate is as follows:

                                                                         2002    2001
                                                                        -----    -----
      Computed at the expected statutory rate .......................    34.0%    34.0%
      State and local income taxes, net of federal benefit ..........     3.3      3.3
      Valuation allowance ...........................................   (36.7)   (33.7)
      Compensation due to issuance of options/warrants ..............    (2.2)    (4.2)
      Other .........................................................     1.6       .6
                                                                        -----    -----
      Income tax expense ............................................      --%      --%
                                                                        =====    =====

   The temporary differences, tax credits and carryforwards gave rise to the following deferred tax asset and liability at December 31, 2002:

      Deferred tax asset:
      Net operating loss carryforwards.................................    $ 2,698,179
      Deferred compensation and other..................................        124,919
                                                                           -----------
         Total deferred tax asset......................................      2,823,098
                                                                           -----------
      Valuation Allowance..............................................    $(2,283,870)
                                                                           -----------
         Net deferred tax asset........................................    $   539,288
                                                                           ===========
      Deferred tax liability:
      Excess of tax over financial accounting depreciation.............    $   539,288
                                                                           ===========

                   Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 13 - LOSS PER SHARE

   The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the years presented:

                                                                For the Years Ended
                                                                   December 31,
                                                            --------------------------
                                                                2002          2001
                                                            -----------    -----------
      Loss from continuing operations available to
       common shareholders (numerator) ..................   $(2,297,565)   $(1,550,216)
      Weighted average number of common shares
       outstanding during the year used in per share
       calculations (denominator) .......................    15,419,624     10,914,842

   Because the Company incurred losses for the years ended December 31, 2002 and 2001, the effect of options/warrants and convertible notes totaling 5,367,730 and 7,294,867 equivalent shares, respectively, has been excluded from the loss per share computation since its impact would be antidilutive.

NOTE 14 - SIGNIFICANT CUSTOMERS

   The Company has three significant customers that accounted for 29.7%, 27.6% and 13.4% of revenues for the year ended December 31, 2002.

NOTE 15 - GOING CONCERN

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses in recent years, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to raise additional funds through debt and/or equity offerings (see Note 17) and substantially increase sales. There is no assurance that the Company will be successful in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 16 - EMPLOYMENT AGREEMENTS

   The Company has an employment agreement with its CEO, which expires on December 31, 2005. The agreement may be extended for successive one-year periods. If the Company terminates the agreement without cause, or if the CEO terminates the agreement for good reason, the CEO is entitled to a lump sum payment equal to the sum of two times his annual salary plus the average cash incentive pay received over the previous three years. In addition, any stock options would vest immediately. If the agreement is terminated by the Company without cause or if the CEO terminates the agreement for good reason, or if the Company does not extend the agreement beyond its original expiration date, the CEO will be released from any obligations he has with the Company and any amounts due from the Company will be immediately due and payable (see Note 6).

   The Company has also entered into an employment agreement with its president, which expires on December 31, 2003. If the Company terminates the agreement without cause, any outstanding options of the president will immediately vest and be exercisable. The Company has agreed to indemnify the president for all expenses he incurred by him in connection with his employment as an officer of the Company.

NOTE 17 - SUBSEQUENT EVENTS

   In January 2003, the Company sold 50,000 shares of restricted common stock through a private placement for $20,000.

                    Q COMM INTERNATIONAL, INC. AND SUBSIDIARY

NOTE 17 - SUBSEQUENT EVENTS -- (Continued)

   In January 2003, the Company entered into a capital lease for certain computer equipment items. The amount of the lease is $66,992 and requires monthly payments of $2,842 through January 2006.

   On February 7, 2003, the Company's Board of Directors approved the company's 2003 Stock Option Plan, providing for the issuance to directors, officers, employees, and consultants of the Company incentive and non-qualified stock options to purchase up to 1,500,000 shares of common stock.

   In January 2003, the Company issued a 12% unsecured convertible note with a principal amount of $200,000, due February 28, 2004. The Company also issued 363,636 shares of restricted common stock, which were valued at $145,454 or $.40 per share, the value of similar restricted common shares sold for cash, and will be recorded as interest expense over the term of the note. The note may be converted into common stock at the option of the holder at $.55 per share.

   In February and March 2003, the Company received commitments to purchase (a) $1.5 million aggregate principal amount of 12% secured convertible debentures due March 31, 2004, (b) 2,538,465 shares of restricted common stock and warrants to purchase 2,538,465 shares of common stock. As of March 31, 2003, $1,250,000 of the expected gross proceeds of $1,500,000 from the sale of these securities had been received. The balance is expected to fund by April 15, 2003.

   The debentures are secured by a lien on all of the Company's assets. The Company is required to transfer $1.725 million out of the proceeds of any financing in excess of $5 million (a "Qualified Financing") to an escrow agent as collateral security for the repayment of the debentures, at which time the interest rate on the debentures will be reduced to the prime rate, currently 4.25%. The debenture holders may demand prepayment of the debentures at any time after a Qualified Financing is completed. The Company may prepay the debentures beginning December 31, 2003, but only after giving the holders 90 days written notice. Alternatively, the Company has the right to prepay the debentures at any time by paying a 35% premium. The debenture holders can elect to convert them at any time into shares of common stock. The conversion price is the lower of the price of a share of common stock as determined in connection with the proposed public offering described below or $0.65 per share. The exercise price of the warrants is 150% of the conversion price of the debentures. The exercise price and the number of shares covered by the warrant will be adjusted in the case of stock splits, stock combinations, stock dividends, mergers and consolidations and stock issuances at a discount to the market price of the stock. The warrants have a term of five years. The common stock and warrants issued in connection with the debentures (assuming the full $1.5 million of debentures are sold) were valued at their relative fair values of $818,442 and $681,558, respectively, for a total discount of $1,500,000 against the debentures, which will be amortized as interest expense over the term of the debentures.

   The 2,538,465 restricted common shares were valued at $1,015,386, or $.40 per share, the value of similar restricted common shares sold for cash. The 2,538,465 warrants were valued at $845,562 using the Black-Scholes pricing model and the following assumptions: $.975 exercise price, $.40 underlying stock price, 140% volatility, five year expected life, 2.9% risk free interest rate and expected dividend yield of zero.

   On February 7, 2003, the Company's Board of Directors approved the filing by the Company with the Securities and Exchange Commission of a registration statement on form SB-2 registering the sale by the Company of up to $10,000,000 worth of the Company's common stock and warrants. While the Company expects that the registration statement will be filed either at the end of the first quarter or the beginning of the second quarter of 2003, there is no assurance that a registration statement will be filed or that, if filed, the Company will successfully complete the offering.

   In connection with its authorization of the filing of a registration statement, the Company's Board of Directors also authorized, subject to stockholder approval, a reverse split of the Company's common stock. The stockholders will be asked to authorize the Board to determine, in its sole discretion, the precise ratio of the split and the timing thereof.

                                   APPENDIX I

                              ARTICLES OF AMENDMENT
                                       OF
                           Q COMM INTERNATIONAL, INC.

To the Secretary of State
State of Utah

   Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act (the "Utah Act"), Q Comm International, Inc., a Utah corporation (the "Corporation") does hereby adopt the following Articles of Amendment.

   FIRST: The name of the corporation is Q Comm International, Inc.

   SECOND: Article IV of the Articles of Incorporation of the corporation is hereby amended by deleting Article IV thereof in its entirety and substituting the following in lieu thereof:

                               ARTICLE IV: STOCK

            The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of nonassessable voting common stock having a $.001 par value per share. Each share of stock shall entitle the holder thereof to one (1) vote on each matter submitted to vote at a meeting of the shareholders. At all elections of directors of the Corporation, each director shall be elected by a majority vote of all shares of capital stock voting.

            Upon this Articles of Amendment of the Corporation becoming effective pursuant to the Utah Act (the "Effective Time"), every [in the range of six (6) to fifteen (15) to be determined by the Board] shares of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock").

               Notwithstanding the immediately preceding sentence, no
            fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation's transfer agent, as agent for, the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

            Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any factional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

   THIRD: The date of adoption of the aforesaid amendment was April 3, 2003.

   FOURTH: The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group entitled to vote separately on the said amendment, and the number of votes of the voting group indisputably represented at the meeting at which the said amendment was approved are as follows:

   (a) Designation of voting group: Common Stockholders

   (b) Number of outstanding shares of voting group:

   (c) Number of shares of voting group entitled to vote separately on the amendment:

   (d) Number of shares of voting group indisputably represented at the meeting:

   FIFTH: The total number of undisputed votes cast for the said amendment by the voting group entitled to vote on the said amendment is as follows:

   (a) Designation of voting group: Common Stockholders

   (b) Number of undisputed votes of voting group cast for the amendment:

   SIXTH: The said number of votes cast for the said amendment was sufficient for the approval thereof by the said voting group.

   Executed on this      day of       2003


                             Q COMM INTERNATIONAL, INC.

                             BY:
                                --------------------------
                             Name:
                             Title:

                                  APPENDIX II

                           Q COMM INTERNATIONAL, INC.
                             2003 STOCK OPTION PLAN

   1. Purpose; Types of Awards; Construction.

   The purpose of the Q Comm International, Inc. 2003 Stock Option Plan (the "Plan") is to align the interests of officers, other key employees, consultants and nonemployee directors of Q Comm International, Inc. (the "Company") and its affiliates with those of the stockholders of the Company, to afford an incentive to such officers, employees, consultants and directors to continue as such, to increase their efforts on behalf of the Company and to promote the success of the Company's business. To further such purposes, the Committee may grant options to purchase shares of the Company's common stock. The provisions of the Plan are intended to satisfy the requirements of
Section 16(b) of the Securities Exchange Act of 1934 and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

   2. Definitions.

   As used in this Plan, the following words and phrases shall have the meanings indicated below:

   (a) "Agreement" shall mean a written agreement entered into between the Company and an Optionee in connection with an award under the Plan.

   (b) "Board" shall mean the Board of Directors of the Company.

   (c) "Cause," when used in connection with the termination of an Optionee's employment by the Company or the cessation of an Optionee's service as a consultant or a member of the Board, shall mean (i) the conviction of the Optionee for the commission of a felony, or (ii) the willful and continued failure by the Optionee substantially to perform his duties and obligations to the Company or a Subsidiary (other than any such failure resulting from his incapacity due to physical or mental illness), or (iii) the willful engaging by the Optionee in misconduct that is demonstrably injurious to the Company or a Subsidiary. For purposes of this Section 2(c), no act, or failure to act, on an Optionee's part shall be considered "willful" unless done, or omitted to be done, by the Optionee in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. The Committee shall determine whether a termination of employment is for Cause for purposes of the Plan.

   (d) "Change in Control" shall mean the occurrence of the event set forth in any of the following paragraphs:

      (i) any Person (as defined below) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

      (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

      (iii) there is consummated a merger or consolidation of the Company or a direct or indirect subsidiary thereof with any other corporation, other than
   (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

      (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

   For purposes of this Section 2(d), "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries,
(iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

   (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

   (f) "Committee" shall mean a committee established by the Board to administer the Plan.

   (g) "Common Stock" shall mean shares of common stock, no par value, of the Company.

   (h) "Company" shall mean Q Comm International, Inc., a corporation organized under the laws of the State of Utah, or any successor corporation.

   (i) "Disability" shall mean an Optionee's inability to perform his duties with the Company or on the Board by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company.

   (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

   (k) "Fair Market Value" per share as of a particular date shall mean (i) if the shares of Common Stock are then listed on a national securities exchange, the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the closing bid price for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

   (l) "Incentive Stock Option" shall mean any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

   (m) "Nonemployee Director" shall mean a member of the Board who is not an employee of the Company.

   (n) "Nonqualified Option" shall mean an Option that is not an Incentive Stock Option.

   (o) "Option" shall mean the right, granted hereunder, to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan may constitute either Incentive Stock Options or Nonqualified Stock Options.

   (p)  "Optionee" shall mean a person who receives a grant of an Option.

   (q) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

   (r) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (s)  "Plan" shall mean this Q Comm International, Inc. 2003 Stock Option
Plan.

   (t) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

   (u) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (v) "Ten Percent Stockholder" shall mean an Optionee who, at the time an Incentive Stock Option is granted, owns (or is deemed to own pursuant to the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

   3.  Administration.

   The Plan, except as may otherwise be determined by the Board, shall be administered by the Committee, the members of which shall be "nonemployee directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

   The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

   The Committee may not delegate its authority to grant Options. The Committee may employ one or more persons to render advice with respect to any responsibility the Committee may have under the Plan. The Board shall have sole authority, unless expressly delegated to the Committee, to grant Options to Nonemployee Directors. All decisions, determination and interpretations of the Committee shall be final and binding on all Optionees of any awards under this Plan.

   The Board shall have the authority to fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

   No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

   4. Eligibility.

   Awards may be granted to officers and other key employees of and consultants to the Company, and its Subsidiaries, including officers and directors who are employees, and to Nonemployee Directors. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

   5. Stock.

   The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 2,000,000, subject to adjustment as provided in
Section 9 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

   If any outstanding award under the Plan should for any reason expire, be canceled or be forfeited without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

   6. Terms and Conditions of Options.

   Each Option granted pursuant to the Plan shall be evidenced by an Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement:

      (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

      (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

      (c) Option Price. Each Option Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant unless, with respect to Nonqualified Stock Options, otherwise determined by the Committee. The Option Price shall be subject to adjustment as provided in Section 9 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless such resolution specifies a different date.

      (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash.

      (e) Exercise Schedule and Period of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee; provided, however, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the Option unless otherwise determined by the Committee; provided, however, that, in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

      (f) Termination. Except as provided in this Section 6(f) and in
   Section 6(g) hereof, an Option may not be exercised unless (i) with respect to an Optionee who is an employee of the Company, the

   Optionee is then in the employ of the Company or a Subsidiary (or a company or a Parent or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has remained continuously so employed since the date of grant of the Option and (ii) with respect to an Optionee who is a Nonemployee Director, the Optionee is then serving as a member of the Board or as a member of a board of directors of a company or a Parent or Subsidiary company of such company issuing or assuming the Option. In the event that the employment of an Optionee shall terminate or the service of an Optionee as a member of the Board shall cease (other than by reason of death, Disability, or Cause), all Options of such Optionee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within ninety (90) days after the date of such termination or service (or such different period as the Committee shall prescribe).

      (g) Death or Disability of Optionee. If an Optionee shall die while employed by the Company or a Subsidiary or serving as a member of the Board, or within ninety (90) days after the date of termination of such Optionee's employment or cessation of such Optionee's service (or within such different period as the Committee may have provided pursuant to Section 6(f) hereof), or if the Optionee's employment shall terminate or service shall cease by reason of Disability, all Options theretofore granted to such Optionee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by his beneficiary, at any time within one year after the death or Disability of the Optionee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Optionee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. Unless otherwise determined by the Committee, Options not otherwise exercisable on the date of termination of employment shall be forfeited as of such date.

      (h) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine, including penalties for the commission of competitive acts.

   7. Nonqualified Stock Options.

   Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

   8. Incentive Stock Options.

   Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof. An Incentive Stock Option may not be granted to a Nonemployee Director or a consultant to the Company.

   (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of any subsidiary become exercisable for the first time by each Optionee during any calendar year shall not exceed $100,000.

   (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

   9. Effect of Certain Changes.

   (a) In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, each of the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options, as appropriate, shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards.

   (b) Upon the occurrence of a Change in Control, each Option granted under the Plan and then outstanding but not yet exercisable shall thereupon become fully exercisable.

   10. Surrender and Exchange of Awards.

   The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any option granted under any other plan, program or arrangement of the Company or any Subsidiary ("Surrendered Option"), to be conditioned upon the granting to the Optionee of a new Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option may be an Incentive Stock Option or a Nonqualified Stock Option, and shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted.

   11. Period During Which Awards May Be Granted.

   Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier, unless the Board shall terminate the Plan at an earlier date.

   12. Nontransferability of Awards.

   Except as otherwise determined by the Committee, awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

   13. Approval of Shareholders.

   The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth anniversary of such date, but the Plan (and any grants of awards made prior to the shareholder approval mentioned herein) shall be subject to the approval of Company's shareholders, which approval must occur within twelve months of the date the Plan is adopted by the Board.

   14. Agreement by Optionee Regarding Withholding Taxes.

   If the Committee shall so require, as a condition of exercise of a Nonqualified Stock Option (a "Tax Event"), each Optionee who is not a Nonemployee Director shall agree that no later than the date of the Tax Event, such Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that such an Optionee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due the Optionee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock. Any decision made by the Committee under this Section 15 shall be made in its sole discretion.

   15. Amendment and Termination of the Plan.

   The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3, Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
Section 9(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Optionee is obtained.

   16. Rights as a Shareholder.

   An Optionee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9(a) hereof.

   17. No Rights to Employment or Service as a Director or Consultant.

   Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of the Company or any Subsidiary or as a member of the Board or a consultant to the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Optionee's employment or service. Awards granted under the Plan shall not be affected by any change in duties or position of an employee Optionee as long as such Optionee continues to be employed by the Company or any Subsidiary.

   18. Beneficiary.

   An Optionee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or administrator of the Optionee's estate shall be deemed to be the Optionee's beneficiary.

   19. Governing Law.

   The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Utah.

                          APPENDIX III (FORM OF PROXY)



















                                     III-1

                           Q COMM INTERNATIONAL, INC.
                                      PROXY
                     FOR SPECIAL MEETING OF THE SHAREHOLDERS
                                  MAY 19, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Paul Hickey and Michael Openshaw, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of the Shareholders of Q COMM INTERNATIONAL, INC. ("Q Comm") to be held at the La Quinta Inn, 521 West University Parkway, Orem, Utah, on Monday, May 19, 2003 at 9:00 a.m., Mountain Daylight Saving Time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of Q Comm held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark "X" your votes as indicated:

1. Approval of grant of discretionary authority to Q Comm's board of directors to amend Q Comm's articles of incorporation to effect a reverse stock split of Q Comm's common stock at a ratio within the range from one-for-six to one-for-fifteen at any time prior to December 31, 2003 in connection with an underwritten public offering by Q Comm.

               |_| FOR       |_| AGAINST       |_|ABSTAIN

2. Approval of the adoption of the Q Comm 2003 Stock Option Plan.

               |_| FOR       |_| AGAINST       |_|ABSTAIN

                             (Continued, and to be signed, on the Reverse Side)

                                       2
(Continued from other side)

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Special Meeting.

                                          Dated:                         , 2003


                                           ------------------------------------
                                                 Signature of Shareholder

                                           ------------------------------------
                                                 Signature of Shareholder

                                          NOTE: When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee, or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a
                                          partnership, please sign in
                                          partnership name by an authorized
                                          person.

IMPORTANT -- PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED
ENVELOPE.